UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☑  Preliminary Proxy Statement
☐  Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to §240.14a-12

QUIKSILVER, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

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4)	Date Filed:

          , 2010

Fellow Stockholders:

We cordially invite you to attend a special meeting of the stockholders (the “Special Meeting”) of Quiksilver, Inc. The meeting will be held on Friday, August 6, 2010, at 10:00 a.m. local time at our headquarters, located at 15202 Graham Street, Huntington Beach, California 92649.

On June 24, 2010, we entered into an Exchange Agreement with Rhône Group L.L.C. (“Rhône”) and certain affiliates of Rhône that are lenders under our term loan facilities with Rhône. Pursuant to the Exchange Agreement, we and the Rhône term loan lenders have agreed to exchange $75 million of the principal balance of the Rhône term loans for an aggregate of 16,666,667 shares of our common stock at an exchange price of $4.50 per share and, at our election, to exchange all or a portion of the remaining principal balance of the term loans for additional shares of our common stock at the same exchange price per share, subject to limitations for change in control covenants in our and our subsidiaries’ debt agreements.

In connection with the completion of the initial $75 million debt-for-equity exchange, we will enter into a Stockholders Agreement. The Stockholders Agreement will provide that, among other things, in the event we issue shares of our common stock in the future, the Rhône term loan lenders will have, subject to certain ownership requirements, preemptive rights to purchase additional shares of common stock to maintain their respective proportionate ownership interest in us, which preemptive rights are similar to those contained in our existing Warrant and Registration Rights Agreement with the Rhône term loan lenders.

At the Special Meeting, stockholders will be asked to consider and vote on a proposal to approve the issuance of the 16,666,667 shares of our common stock to the Rhône term loan lenders pursuant to the initial $75 million debt-for-equity exchange, the potential issuances of additional shares of common stock pursuant to the optional debt-for-equity exchange of the remaining principal balance of the term loans, the potential issuances of additional shares of common stock pursuant to the preemptive right provisions under the Stockholders Agreement to be entered into with Rhône Capital III L.P. (“Rhône Capital”) and the Rhône term loan lenders and the potential issuances of additional shares of common stock pursuant to the preemptive right provisions under our Warrant and Registration Rights Agreement with the Rhône term loan lenders.

Our board of directors (other than the two director designees of certain Rhône affiliates who took no part in the decision or recommendation) unanimously approved these proposals and unanimously recommends that our stockholders vote FOR each of these proposals.

Please read the attached proxy statement carefully for information about the matters you are being asked to consider and vote upon. Your vote is very important to us. On behalf of the board of directors, we urge you to sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the Special Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Special Meeting.

We look forward to seeing you at the meeting and thank you for your continued support of Quiksilver.

Sincerely,

Robert B. McKnight, Jr.
Chairman of the Board, Chief Executive
Officer and President

Huntington Beach, California
          , 2010

This proxy statement is being mailed to stockholders on or about     , 2010.

QUIKSILVER, INC.
15202 Graham Street
Huntington Beach, California 92649

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held August 6, 2010

To the Stockholders of Quiksilver, Inc.:

The Special Meeting of stockholders will be held on Friday, August 6, 2010, at 10:00 a.m. local time at our headquarters, located at 15202 Graham Street, Huntington Beach, California 92649, for the following purposes:

1. To approve the following issuances to the Rhône term loan lenders pursuant to the terms of the Exchange Agreement dated as of June 24, 2010, and as contemplated by the Stockholders Agreement to be entered into with Rhône Capital and the Rhône term loan lenders (the “Stockholders Agreement”) and by the Warrant and Registration Rights Agreement dated as of July 31, 2009 (the “Warrant Agreement”):

•	the issuance of 16,666,667 shares of our common stock in exchange for $75 million of the principal balance of our Rhône term loans; and

•	the potential issuance of up to 14,444,444 additional shares of our common stock (based on our current outstanding shares of common stock, and subject to adjustment to account for changes in our outstanding shares and limitations for change in control covenants in our and our subsidiaries’ debt agreements) in exchange for a portion of the remaining principal balance of our Rhône term loans; and

•	the potential issuances of additional shares of our common stock pursuant to the preemptive right provisions of the Stockholders Agreement and our Warrant Agreement with Rhône Capital and the Rhône term loan lenders.

The terms of the Exchange Agreement, the Stockholders Agreement, and the Warrant Agreement are described further in this proxy statement.

2. To transact such other business that may properly be presented before the Special Meeting and any adjournments or postponements of the Special Meeting, including, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposals or if a quorum is not present at the time of the Special Meeting.

Proposal 1 is more fully described in the proxy statement accompanying this Notice. Submission of this proposal to our stockholders is required under the terms of the Exchange Agreement, dated as of June 24, 2010, by and among Quiksilver, Inc., Quiksilver Americas, Inc., Mountain & Wave S.à r.l., Rhône Group L.L.C., Romolo Holdings C.V., Triton SPV L.P., Triton Onshore SPV L.P., Triton Offshore SPV L.P. and Triton Coinvestment SPV L.P. (the “Exchange Agreement”).

The board of directors (other than the two director designees of certain Rhône affiliates, who took no part in such recommendation) unanimously recommends stockholders vote FOR this proposal.

If you owned common stock of Quiksilver, Inc. on July 8, 2010, the record date, you are entitled to attend and vote at the Special Meeting.

All stockholders are cordially invited to attend the Special Meeting in person. Only stockholders of record at the close of business on July 8, 2010 will be entitled to vote at the Special Meeting or any adjournment or postponement of the Special Meeting.

A majority of the outstanding shares must be represented at the meeting in order to transact business. Consequently, whether or not you plan to attend the Special Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly execute the enclosed proxy and return it in the enclosed addressed envelope. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all of your shares will be voted. If you return your proxy, you may nevertheless attend the meeting and vote your shares in person, if you wish.

By Order of the Board of Directors,
QUIKSILVER, INC.

ROBERT B. MCKNIGHT, JR.
Chairman of the Board,
Chief Executive Officer and President

Huntington Beach, California
          , 2010

YOUR VOTE IS VERY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE, AND RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

QUIKSILVER, INC.
15202 Graham Street
Huntington Beach, California 92649

SPECIAL MEETING OF STOCKHOLDERS
to be held Friday, August 6, 2010

PROXY STATEMENT

Our Board of Directors is soliciting proxies to be voted at the Special Meeting of Stockholders on Friday, August 6, 2010, at 10:00 a.m., local time, at our headquarters located at 15202 Graham Street, Huntington Beach, California 92649, and at any adjournments or postponements thereof, for the purposes set forth in the attached Notice of Special Meeting of Stockholders. The notice, proxy statement and the form of proxy enclosed are first being sent to stockholders on or about          , 2010.

In this proxy statement, we refer to Quiksilver, Inc. as “Quiksilver,” the “Company,” “we,” “our” or “us” and the Board of Directors as the “Board.” In addition, we refer to Romolo Holdings C.V., Triton SPV L.P., Triton Onshore SPV L.P., Triton Offshore SPV L.P. and Triton Coinvestment SPV L.P., individually and collectively, as the “Rhône Lenders”, and we refer to the two director designees on our Board appointed by Triton Onshore SPV L.P. and Triton Coinvestment SPV L.P. as the “Rhône Directors.”

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because you own shares of common stock of Quiksilver. Your proxy is being solicited by our Board. This proxy statement provides you with information that will help you cast your vote at the Special Meeting. However, you do not need to attend the Special Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

What am I voting on?

You are voting to approve a proposal with respect to the following issuances to the Rhône Lenders pursuant to the terms of the Exchange Agreement and as contemplated by the Stockholders Agreement to be entered into with Rhône Capital and the Rhône Lenders and by the Warrant Agreement:

•	the issuance of 16,666,667 shares of our common stock in exchange for $75 million of the principal balance of our Rhône term loans; and

•	the potential issuance of up to 14,444,444 additional shares of our common stock (based on our current outstanding shares of common stock, and subject to adjustment to account for changes in our outstanding shares and limitations for change in control covenants in our and our subsidiaries’ debt agreements) in exchange for a portion of the remaining principal balance of our Rhône term loans; and

•	the potential issuances of additional shares of our common stock pursuant to the preemptive right provisions of the Stockholders Agreement and of our existing Warrant Agreement.

In this proxy statement, we refer to the debt-for-equity exchange of $75 million of the principal balance of the Rhône term loans as the “Initial Exchange” and the debt-for-equity exchange of a portion of the remaining principal balance of our Rhône term loans as the “Optional Exchange” and, together with the Initial Exchange, the “Exchanges.”

You will also be entitled to vote on any other business that properly comes before the Special Meeting or any postponements or adjournments thereof, including, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposals or if a quorum is not present at the time of the Special Meeting.

Our Board (other than the Rhône Directors, who took no part in the decision or recommendation) unanimously approved these proposals and unanimously recommends that our stockholders vote FOR the proposals. The Exchanges would reduce our outstanding indebtedness by up to $140 million and would be accretive to our earnings. See “Reasons for the Proposal” below for more information. The Exchanges reflect our continuing effort to improve our operating performance and remove or relax the restrictive covenants associated with the Rhône term loans. If we do not receive stockholder approval, we will not be able to complete the Exchanges, and as a result, reduce our outstanding indebtedness, and our stockholders will not be able to benefit from the resulting accretion to our earnings and the potential removal or relaxation of the restrictive covenants of the Rhône term loans.

Who is entitled to vote?

Only holders of record of our common stock at the close of business on July 8, 2010, will be entitled to notice of and vote at the Special Meeting.

Who is soliciting my vote pursuant to this proxy statement?

Our Board is soliciting your vote at the Special Meeting. In addition, certain of our officers and employees may solicit, or be deemed to be soliciting, your vote. We will bear the expense of preparing, printing and mailing this proxy statement and the proxies our Board, officers and employees solicit. Proxies will be solicited by mail, telephone, personal contact, and electronic means. We have retained Morrow & Co., LLC to act as a proxy solicitor in conjunction with the Special Meeting. We have agreed to pay Morrow & Co., LLC $12,500, plus reasonable disbursements, for proxy solicitation services.

We will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of our stock as of the record date and will reimburse them for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly completing and returning the enclosed proxy card will help to avoid additional expense.

How many shares are eligible to be voted?

As of the record date of July 8, 2010, we had          shares of common stock outstanding. Each outstanding share of our common stock will entitle its holder to one vote on each matter to be voted on at the Special Meeting. For information regarding security ownership by the beneficial owners of more than 5% of our common stock and by our directors and management, see “Ownership of Securities.”

Why are we seeking stockholder approval of the issuance of 16,666,667 shares of our common stock to the Rhône Lenders pursuant to the Initial Exchange, the potential issuance of up to 14,444,444 additional shares of common stock subject to adjustment, pursuant to the Optional Exchange, and the potential issuance of additional shares of common stock pursuant to the Stockholders Agreement to be entered into with Rhône Capital and the Rhône Lenders and the existing Warrant Agreement with Rhône Capital and the Rhône Lenders?

Because our common stock is listed on the New York Stock Exchange, which we refer to in this proxy statement as the “NYSE,” we are subject to NYSE rules and regulations. Section 312.03 of the NYSE Listed Company Manual requires stockholder approval, unless an exemption is available, prior to any issuance of common stock, or securities convertible into or exercisable for common stock, in any transaction or series of related transactions to a director, officer or substantial security holder (a “Related Party”), or a subsidiary, affiliate or closely-related person of a Related Party, if the number of shares to be issued, or if the number of shares of common stock into which the securities may be convertible or exercisable, exceeds either 1% of the number of shares of common stock or 1% of the voting power outstanding prior to such issuance. As two directors on our Board are Rhône designees, the Rhône Lenders would be considered affiliates of a Related Party and could be considered a substantial security holder for purposes of this rule. The common stock issuable upon consummation of the Initial Exchange would exceed 1% of both the voting power and number of shares of our common stock outstanding prior to such issuance. In addition, the total number of shares of our common stock that could be issued upon consummation of the Optional Exchange could exceed 1% of both the voting power and number of shares of our common stock outstanding prior to such issuance.

Section 312.03 also requires stockholder approval prior to any issuance or sale of common stock, or securities convertible into or exercisable for common stock, in any transaction or series of transactions, if the common stock issued or issuable exceeds 20% of the number of shares of common stock or of the voting power outstanding before the issuance.

The total number of shares of our common stock that could be issued upon consummation of the Optional Exchange, together with the shares of common stock issuable upon consummation of the Initial Exchange, would exceed 20% of both the voting power and number of shares of our common stock outstanding before the issuance. In addition, we may be obligated to issue additional shares of common stock to the Rhône Lenders in the future under the preemptive right provisions of the Stockholders Agreement and the Warrant Agreement. See “Description of Exchange Agreement and Stockholders Agreement — Stockholders Agreement” and “Description of Warrant Agreement” for a description of these provisions. These potential issuances could independently implicate the NYSE rules referred to above or other stockholder approval requirements under the NYSE rules. Therefore, we are seeking stockholder approval of these potential issuances as part of this proposal.

What will happen if we do not obtain stockholder approval?

As noted above, if we are unable to obtain stockholder approval, we will not be able to consummate the Initial Exchange and the Optional Exchange, and the indebtedness under the Rhône term loans would remain outstanding. In addition, we could be required to pay Rhône, as administrative agent for the Rhône Lenders, a termination fee in the aggregate amount of $10,000,000 as a result of the failure to obtain stockholder approval of the Initial Exchange if we subsequently prepay any portion of the Rhône term loans within 6 months following the failure to obtain such stockholder approval.

How does our Board recommend that I vote?

Our Board (other than the Rhône Directors, who took no part in such recommendation) unanimously recommends that you vote FOR the proposals.

Why is our Board recommending approval of the proposals?

Our objectives, among other things, are to reduce our debt to enhance our capital structure, thus providing us with additional operating flexibility. The Exchanges would further stabilize our financial structure and provide us with additional operating flexibility in our business, particularly given the volatility in the capital markets and the uncertainties in the U.S. and global economies. Our Board (other than the Rhône Directors, who took no part in such decision) believes it is in the best interests of Quiksilver and its stockholders to approve the proposals. If stockholder approval is not received, we will not be able to consummate the Initial Exchange and the Optional Exchange and, as a result, reduce our outstanding indebtedness, and our stockholders will not be able to benefit from the resulting accretion to our earnings and the potential removal or relaxation of the restrictive covenants of the Rhône term loans.

How do I vote?

You may vote by mail

Whether or not you plan to attend the Special Meeting, we urge you to complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you return a signed proxy card but do not provide voting instructions, your shares will be voted FOR the proposals.

If you hold your shares in “street name” (that is, through a bank, broker or other nominee), you should receive a proxy from your bank or brokerage firm asking you how you want to vote your shares. If you do not, you may contact such bank or brokerage firm in whose name your shares are registered and obtain a proxy from them. Please refer to the information in the materials provided by your bank or brokerage firm for an explanation of how to change or revoke your vote and of the effect of not indicating a vote. Brokers do not have the discretion to vote on proposals considered “non-routine” and will only vote on such proposals at the direction of the underlying beneficial owners of the shares of common stock. Accordingly, if you do not instruct your broker to vote your shares, your broker will not have the discretion to vote your shares.

You may vote in person at the Special Meeting

You may attend the Special Meeting and vote in person. If you hold your shares in “street name”, you must request a legal proxy from your stockbroker in order to vote at the meeting. Otherwise, we cannot count your votes at the Special Meeting.

What vote is required to hold the Special Meeting and what are the voting procedures?

Quorum Requirement.  A quorum is the number of shares that must be present, in person or by proxy, in order for business to be transacted at the Special Meeting. At least a majority of the outstanding shares eligible to vote must be represented at the Special Meeting, either in person or by proxy, in order to transact business. Stockholders of record who are present at the Special Meeting in person or by proxy and who abstain are considered stockholders who are present and entitled to vote, and will count toward the establishment of a quorum. Broker non-votes (which occur when a broker or other nominee holding shares for a beneficial owner reports those shares as present but does not vote on a proposal) also count toward the establishment of a quorum.

Required Votes.  Each outstanding share of our common stock is entitled to one vote on each proposal at the Special Meeting.

Approval of Proposal 1 (approving the issuance of the shares of common stock pursuant to the Initial Exchange and the potential issuances of shares of common stock pursuant to the Optional Exchange and as contemplated by the Stockholders Agreement and the Warrant Agreement) requires the affirmative vote of a majority of the shares of voting stock present or represented by proxy at the Special Meeting and entitled to vote on such proposal, provided that the total votes cast on such proposal must represent over 50% of the outstanding shares of common stock entitled to vote on such proposal (solely for this purpose, abstentions will be treated as votes cast). Therefore, abstentions also will have the same effect as votes against such proposal. Broker non-votes will be deemed shares not entitled to vote on such proposal, and will not be counted as votes for or against such proposal, and will not be included in calculating the number of votes necessary for approval of such proposal.

Approval of Proposal 2 (regarding the transaction of such other business that may properly be presented before the Special Meeting and any adjournments or postponements of the Special Meeting) requires the affirmative vote of a majority of the voting power of the outstanding shares of common stock represented in person or by proxy at the Special Meeting, whether or not a quorum is present. Accordingly, a broker non-vote will not affect whether the proposal is approved. An abstention will be counted as present at the Special Meeting for purposes of the proposal and will have the same effect as a vote against such proposal.

How may I cast my vote?

Shares Held Through a Broker.  If you hold shares through a broker, follow the voting instructions you receive from your broker. If you want to vote in person at the Special Meeting, you must obtain a legal proxy from your broker and present it at the Special Meeting. If you do not submit voting instructions, your shares will not be counted in determining the outcome of the vote on that matter.

Shares Held in Your Name.  If you hold shares as a record holder, you may vote by submitting a proxy for your shares by mail as described on the proxy card. Submitting your proxy will not limit your right to vote in person at the Special Meeting. A properly completed and submitted proxy will be voted in accordance with your instructions, unless you subsequently revoke your instructions. If you submit a signed proxy card without indicating your vote, the person voting the proxy will vote your shares according to our Board’s recommendations.

May I revoke my proxy?

If you have returned your signed proxy card, you may revoke it at any time before it is exercised. You may revoke your proxy card in any one of three ways:

•	You may send in another proxy card with a later date;

•	You may notify Quiksilver’s Secretary in writing before the Special Meeting that you have revoked your proxy; or

•	You may vote in person at the Special Meeting.

What happens if the Special Meeting is postponed or adjourned?

Your proxy will still be effective and may be voted at the rescheduled meeting. You will still be able to change or revoke your proxy until it is voted.

Who should I call if I have questions or need assistance voting my shares?

Please call our proxy solicitor: Morrow & Co., LLC at (203) 658-9400.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON AUGUST 6, 2010: Copies of this proxy statement and the form of proxy are available online at http://www.quiksilverinc.com/investor_financialsec.aspx. Stockholders wishing to attend the Special Meeting in person may obtain directions by contacting us at (714) 889-2200.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains certain forward-looking information that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Some of the forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “anticipates,” “may,” “should,” “seeks,” “approximately,” “intends,” “plans,” or “estimates,” or the negative of these words, or other comparable terminology. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied as a result of various factors, including, but not limited to, the following:

•	continuing deterioration of global economic conditions and credit and capital markets;

•	our ability to remain compliant with our debt covenants;

•	our ability to achieve the financial results that we anticipate;

•	payments due on contractual commitments and other debt obligations;

•	future expenditures for capital projects;

•	our ability to continue to maintain our brand image and reputation;

•	foreign currency exchange rate fluctuations;

•	changes in political, social and economic conditions and local regulations, particularly in Europe and Asia;

Any or all forward-looking statements in this proxy card, the documents incorporated by reference herein and in any other public filings or statements we make may turn out to be wrong. Such forward-looking statements are necessarily dependent on assumptions, data and methods that may be incorrect or imprecise, and there can be no assurance that such statements will be realized. In that regard, certain important factors, in addition to the matters discussed in this proxy statement and other reports and documents filed by us with the Securities and Exchange Commission (the “SEC”), could cause actual results and other matters to differ materially from those discussed in such forward-looking statements. For a more complete discussion of our risks and uncertainties, investors and securities holders are urged to read the information under the heading “Risk Factors” in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and any other reports filed by us with the SEC. The documents filed by us with the SEC may be obtained at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge, upon written or oral request, by directing a request to: Quiksilver, Inc., 15202 Graham Street, Huntington Beach, California 92649. Attention: Chief Financial Officer. Telephone (714) 889-2200.

You should not place undue reliance on any forward-looking statements, which reflect management’s analysis, judgment, belief or expectation only as of the date thereof. Except as may be required by law, we do not undertake to address or update forward-looking statements in future filings or communications regarding our business or operating results, and do not undertake to address how any of these factors may have caused results to differ from discussions or information contained in previous filings or communications.

PROPOSAL 1
APPROVAL OF ISSUANCE OF COMMON STOCK PURSUANT TO THE INITIAL EXCHANGE
AND POTENTIAL ISSUANCES OF COMMON STOCK PURSUANT TO THE OPTIONAL
EXCHANGE AND PURSUANT TO THE PREEMPTIVE RIGHT PROVISIONS OF THE STOCKHOLDERS AGREEMENT AND OF THE WARRANT AGREEMENT

Our Board (other than the Rhône Directors, who took no part in such decision) has determined that this proposal is in our and our stockholders’ best interests and further directed that the proposed action be submitted for consideration by our stockholders at the Special Meeting.

General

On June 24, 2010, we, along with our subsidiaries Quiksilver Americas, Inc. (“Quiksilver Americas”) and Mountain & Wave S.à r.l. (“Quiksilver Europe” and, together with Quiksilver Americas, the “Borrowers”), entered into an Exchange Agreement with Rhône and the Rhône Lenders. Rhône is the administrative agent under the Credit Agreement, dated July 31, 2009, among Quiksilver, Quiksilver Americas, Rhône and the Rhône Lenders, providing for a senior secured term loan facility to Quiksilver Americas in an aggregate principal amount of $125 million (the “U.S. Term Facility”), and the Credit Agreement, dated July 31, 2009, among Quiksilver, Quiksilver Europe, Rhône and the Rhône Lenders, providing for a senior secured term loan facility to Quiksilver Europe in an aggregate principal amount of €20 million (the “European Term Facility” and, together with the U.S. Term Facility, the “Rhône Term Facilities”). As of April 30, 2010, the outstanding principal balance under the Rhône Term Facilities was $159.4 million.

Pursuant to the Exchange Agreement, subject to customary closing conditions, we, the Borrowers, Rhône and the Rhône Lenders have agreed to exchange $75 million of the principal balance outstanding under the Rhône Term Facilities for an aggregate of 16,666,667 shares of our common stock at an exchange price of $4.50 per share. In addition, under the Exchange Agreement, the Borrowers have an option, exercisable until 5:00 pm, New York time, on August 23, 2010, to require the Rhône Lenders to exchange a portion of the remaining principal balance outstanding under the Rhône Term Facilities for an additional number of shares of our common stock at the same exchange price per share, provided that the number of shares of our common stock issuable pursuant to the Optional Exchange will not exceed the number of shares of our common stock that would result in a change of control under our or our subsidiaries’ debt agreements.

As described in more detail below, our stockholders are required to approve the following issuances to the Rhône Lenders pursuant to the terms of the Exchange Agreement and as contemplated by the Stockholders Agreement to be entered into with the Rhône Lenders and by the Warrant Agreement:

•	the issuance of 16,666,667 shares of our common stock in exchange for $75 million of the principal balance of our Rhône term loans; and

•	the potential issuance of up to 14,444,444 additional shares of our common stock (based on our current outstanding shares of common stock, and subject to adjustment to account for changes in our outstanding shares and limitations for change in control covenants in our and our subsidiaries’ debt agreements) in exchange for a portion of the remaining principal balance of our Rhône term loans; and

•	the potential issuances of additional shares of our common stock pursuant to the preemptive right provisions of the Stockholders Agreement and of our existing Warrant Agreement.

New York Stock Exchange Requirements

Because our common stock is listed on the NYSE, we are subject to NYSE rules and regulations. Section 312.03 of the NYSE Listed Company Manual requires stockholder approval, unless an exemption is available, prior to any issuance of common stock, or securities convertible into or exercisable for common stock, in any transaction or series of related transactions to a director, officer or substantial security holder (a “Related Party”), or a subsidiary, affiliate or closely-related person of a Related Party, if the number of shares to be issued, or if the number of shares of common stock into which the securities may be convertible or exercisable, exceeds either 1% of the number of shares of common stock or 1% of the voting power outstanding prior to such issuance. Section 312.03 also requires stockholder approval prior to any issuance or sale of common stock, or securities convertible into or exercisable for common stock, in any transaction or series of transactions, if the common stock issued or issuable exceeds 20% of the number of shares of common stock or of the voting power outstanding before the issuance.

The Rhône Lenders currently own warrants to purchase up to 25,653,831 shares of our common stock, representing approximately 16.2% of the outstanding shares of our common stock on an as-exercised basis, based on 132,596,464 shares outstanding as of May 31, 2010. In addition, Rhône has two representatives on our Board. Accordingly, each of the Rhône Lenders is a Related Party and may be deemed a substantial security holder for purposes of this NYSE rule. The common stock issuable upon consummation of the Initial Exchange would exceed 1% of both the voting power and number of shares of our common stock outstanding prior to such issuance. The total number of shares of our common stock that could be issued upon the consummation of the Optional Exchange could exceed 1% of both the voting power and number of shares of our common stock outstanding prior to such issuance.

In addition, in certain circumstances, we may be obligated to issue additional shares of common stock to the Rhône Lenders in the future under the preemptive right provisions of the Stockholders Agreement and of the Warrant Agreement. See “Description of Exchange Agreement and Stockholders Agreement — Stockholders Agreement” and “Description of Warrant Agreement” for a description of these circumstances. Further, the total number of shares of our common stock that could be issued upon consummation of the Optional Exchange, together with the shares of common stock issuable upon consummation of the Initial Exchange, would exceed 20% of both the voting power and number of shares of our common stock outstanding before the issuance. These potential issuances could independently implicate the NYSE rules referred to above or other stockholder approval requirements under the NYSE rules. Therefore, we are seeking stockholder approval of these potential issuances as part of this proposal.

Description of Exchange Agreement and Stockholders Agreement

The following is a summary of the documents and terms relating to the Exchanges. Copies of the Exchange Agreement and the form of Stockholders Agreement are attached as Annex A to this proxy statement. This summary is qualified in its entirety by reference to these documents. You should read these documents for a complete understanding of the proposed transaction.

The Exchange Agreement

Pursuant to the Exchange Agreement, Quiksilver, the Borrowers, Rhône and the Rhône Lenders have agreed to exchange $75 million of the principal balance outstanding under the Rhône Term Facilities for an aggregate of 16,666,667 shares of our common stock at an exchange price of $4.50 per share in the Initial Exchange. In addition, under the Exchange Agreement, the Borrowers have an option, exercisable until 5:00 pm, New York time, on August 23, 2010, to require the Rhône Lenders to exchange a portion of the remaining principal balance outstanding under the Rhône Term Facilities for an additional number of shares of common stock pursuant to the Optional Exchange, provided that the number of shares of common stock issuable pursuant to the Optional Exchange will not result in a change of control under our or our subsidiaries’ debt agreements. If, following the exercise of the Optional Exchange, $30 million or less in aggregate principal amount remains outstanding under the Rhône Term Facilities, Rhône and the Rhône Lenders have agreed to modify the minimum EBITDA financial covenant contained in the Rhône Term Facilities.

The Exchanges are subject to customary closing conditions, including the negotiation, execution and delivery of the Stockholders Agreement (described below), as well as (1) if applicable, the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder; and (2) obtaining the approval of our stockholders by September 22, 2010. If these conditions are not satisfied, then the transactions contemplated by the Exchange Agreement will not occur. If the Initial Exchange does not occur (i) because of a failure to obtain stockholder approval and if we subsequently prepay any portion of the outstanding principal amount under the Rhône Term Facilities within 6 months of such failure to obtain stockholder approval, (ii) because our Board changes its recommendation to the stockholders with respect to the Exchanges, or (iii) because of a material breach by us of our obligations under the Exchange Agreement, Rhône, as agent for the Rhône Lenders, is entitled to receive a termination fee of $10 million in the aggregate. Rhône, as agent for the Rhône Lenders, is not entitled to receive the termination fee under any other circumstances and the termination fee is the exclusive remedy of Rhône, as agent for the Rhône Lenders, as a result of a termination of the Exchange Agreement by us or Rhône and the Rhône Lenders.

The Exchange Agreement also provides for reimbursement of reasonable and documented out-of-pocket expenses incurred by Rhône in connection with the Exchange Agreement and the transactions contemplated thereby. In addition, at the closing of the Exchanges, we have agreed to pay Rhône, as agent for the Rhône Lenders, an exchange fee of 4.75% of the principal amount under the Rhône Term Facilities exchanged in the Initial Exchange, and, if exercised, of the principal amount under the Rhône Term Facilities exchanged in the Optional Exchange.

Under the Exchange Agreement, the Rhône Lenders have waived their preemptive rights under the Warrant Agreement with respect to the first underwritten public offering occurring prior to September 30, 2010, with gross proceeds of no more than $115 million and a public offering price of no less than $4.50 per share of our common stock.

The Stockholders Agreement

The Exchange Agreement provides that we, the Rhône Lenders and Rhône Capital L.L.C. (“Rhône Capital”) will enter into a Stockholders Agreement at the closing of the Initial Exchange, under which, among other things, Rhône Capital and the Rhône Lenders will be entitled to (i) customary demand and piggyback registration rights with respect to the shares of our common stock issued in the Initial Exchange and, if applicable, the Optional Exchange, (ii) so long as Rhône Capital and its affiliates collectively continue to own at least 50% of the shares issued in the Initial Exchange, or 8,333,334 shares of our common stock, preemptive rights to purchase additional shares of our common stock to maintain their respective proportionate ownership interest in us if we make a public or private offering of our common stock for cash, subject to certain exclusions, (iii) information rights similar to those set forth under certain provisions of the U.S. Term Facility. Further, under the Stockholders Agreement, each of Triton Onshore SVP L.P. and Triton Coinvestment SPV L.P. (the “Appointing Funds”) will be entitled to designate a director to the Board; provided, that if the Rhône Lenders sell one-third or more of the common stock they received in the Exchanges to any persons other than affiliates, then only Triton Onshore SPV L.P. shall be entitled to designate a director pursuant to the Stockholders Agreement, and if the Rhône Lenders sell two-thirds or more of the common stock they received in the Exchanges to any persons other than affiliates, then Triton Onshore SPV L.P.’s right to designate a director pursuant to the Stockholders Agreement shall terminate; provided further, however, that for so long as any directors designated by the Appointing Funds pursuant to the Warrant Agreement serve on the Board, then such directors shall be counted as directors designated by the Appointing Funds for purposes of the Stockholders Agreement.

The Stockholders Agreement will also provide that the Rhône Lenders will be subject to transfer restrictions, subject to certain exceptions, and standstill restrictions. The standstill restrictions will provide that, subject to certain exceptions and until Rhône Capital and its affiliates cease to beneficially own more than 20% of our outstanding common stock on a fully-diluted basis, neither Rhône Capital nor its affiliates, including the Rhône Lenders, will, without the prior written consent of the independent directors of our Board, effect or seek, offer or propose (i) to beneficially own, individually or as part of a “group” (within the meaning of Section 13(d) of the Exchange Act), more than 34.99% of our common stock, (ii) to transact any tender or exchange offer or merger involving Quiksilver, and (iii) to solicit any proxies or written consents to elect directors to our Board (other than any solicitation of proxies to elect any director that Rhône is entitled to designate pursuant to the Stockholders Agreement and the Warrant Agreement and who has not been nominated by the Board and/or elected by our stockholders).

The standstill restrictions will not prevent Rhône Capital or any of its affiliates, during such time as they beneficially own more than 20% of our outstanding common stock on a fully-diluted basis, from acquiring, either directly or indirectly, (i) the shares of our common stock to be issued in the Exchanges, (ii) the shares of our common stock or Series A preferred stock issuable or issued upon the exercise of the warrants issued under the Warrant Agreement, (iii) the shares of our common stock, if any, issued pursuant to the preemptive rights provisions of the Stockholders Agreement and the Warrant Agreement, (iv) certain shares of our common stock issued to the directors designated by Rhône because of their service on our Board or (v) any common stock or common stock equivalents directly from us or pursuant to a tender or exchange offer made to all our stockholders.

In addition, the standstill restrictions under the Stockholders Agreement will terminate if, at any time during the term of the Exchange Agreement, (i) we fail to nominate any director designated by Rhône pursuant to the Stockholders Agreement or the Warrant Agreement or fail to vote any of our proxies in favor of any such director, (ii) our stockholders fail to elect any director designated by Rhône pursuant to the Stockholders Agreement or Warrant Agreement, (iii) a “change in control”, “change of control” or similar concept shall have occurred under any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which we or any of our subsidiaries is a party or by which we or any of our subsidiaries or any of our properties may be bound, or (iv) Rhône Capital and its affiliates cease to beneficially own more than 20% of our outstanding common stock on a fully-diluted basis.

Description of Warrant Agreement

As previously disclosed, in consideration of the Rhône Term Facilities, on July 31, 2009, we entered into the Warrant Agreement with Rhône Capital and the Rhône Lenders, under which we issued warrants to the Rhône Lenders to purchase up to 25,653,831 shares of our common stock. Under the Warrant Agreement, as is the case in the Stockholders Agreement to be entered with the Rhône Capital and Rhône Lenders, the Rhône Lenders are entitled to preemptive rights to purchase additional shares of our common stock to maintain their respective proportionate ownership interest in us on an as-exercised basis, if we make a public or private offering of our common stock for cash, subject to certain exclusions. See “Certain Related Party Transactions — Warrant Agreement” for more information regarding the other terms of the Warrant Agreement. This description of the Warrant Agreement is qualified in its entirety by reference to the Warrant Agreement, which was filed as Exhibit 10.3 to our Current Report on Form 8-K filed by us on August 4, 2009. For more information about accessing this Current Report and the other information we file with the SEC, please see “Where You Can Find More Information.”

Reasons for the Proposal

We entered into the Exchange Agreement because we believe the resulting reduction in our debt will enhance our capital structure, thus providing us with additional operating flexibility. The Exchanges would further stabilize our financial structure and provide us with additional operating flexibility in our business, particularly given the volatility in the capital markets and the uncertainties in the U.S. and global economies. If stockholder approval is not received, we will not be able to consummate the Initial Exchange and the Optional Exchange and, as a result, reduce our outstanding indebtedness, and our stockholders will not be able to benefit from the resulting accretion to our earnings and removal or relaxation of the restrictive covenants of the Rhône term loans.

The independent directors of our Board (other than the Rhône Directors, who took no part in such recommendation) have unanimously approved this proposal, and our Board unanimously recommends that stockholders vote FOR this proposal.

Effect of the Proposal

Certain Considerations.  While our Board (other than the Rhône Directors, who took no part in such decision) believes that the issuance of our common stock to the Rhône Lenders pursuant to the Exchange Agreement and as contemplated by the Stockholders Agreement and the Warrant Agreement, is advisable and in the best interests of Quiksilver and its stockholders, you should consider the following factors, together with the other information contained in this proxy statement, in evaluating this proposal.

Parties Are Substantial Stockholders.  If our stockholders approve the issuance of common stock pursuant to the Exchange Agreement, we will issue 16,666,667 shares of common stock to the Rhône Lenders in the Initial Exchange. After the Initial Exchange, based on the number of shares of our common stock outstanding as of May 31, 2010, Rhône would beneficially own approximately 24.2% of our outstanding shares, including the shares issuable upon exercise of the warrants issued under the Warrant Agreement. In addition, if the Borrowers elect to exercise their option to consummate the Optional Exchange, we may issue an additional number of shares of common stock to the Rhône Lenders. If we issued the maximum number of shares of our common stock permitted pursuant to the Optional Exchange, based on the number of shares of our common stock outstanding as of May 31, 2010, Rhône Capital and its affiliates would beneficially own approximately 30.0% of our outstanding shares, including the shares issuable upon exercise of the warrants issued under the Warrant Agreement. Further, the Rhône Lenders are entitled to preemptive rights under the Warrant Agreement and will be entitled to similar rights under the Stockholders Agreement and, as a result, subject to certain exclusions, the Rhône Lenders will have the ability to maintain their proportionate ownership in us. As substantial stockholders, the Rhône Lenders will be able to significantly influence matters submitted to our stockholders for a vote, subject to the standstill provisions. See “— The Stockholders Agreement” above for a description of such standstill provisions.

Related Parties.  The Exchanges involve the issuance of shares to a related party. Rhône and its affiliates currently beneficially own approximately 16.3% of our outstanding common stock, and two directors on our Board, M. Steven Langman and Andrew W. Sweet, are affiliated with Rhône. Mr. Langman and Mr. Sweet are each members of the board of managers of Rhône, and hold equity interests in such entity. In addition, they each hold limited partnership interests in various investment vehicles which have provided capital to the Rhône Lenders and are members of the board of managers of Rhône Capital L.L.C., which together with its affiliates, indirectly control such investment vehicles as well as the Rhône Lenders. Mr. Langman and Mr. Sweet abstained from the Board’s deliberation and voting with respect to the approval of the Exchange Agreement and the transactions contemplated thereby. For a more detailed discussion of our related party relationships with Rhône and its affiliates, see “Certain Related Party Transactions.”

Possible Effect on Market Price.  The Stockholders Agreement will provide that the shares of common stock issuable pursuant to the Exchanges will be considered “Registerable Securities” (as defined in the Warrant Agreement) and will provide that Rhône Capital and the Rhône Lenders will have customary demand and piggyback registration rights in respect of the common stock issued pursuant to the Exchanges on the same basis as set forth in the Warrant Agreement. These registration rights will facilitate the resale of the shares into the public market and, if the Rhône Lenders sell shares, increase the number of shares of common stock available for public trading. Resales of the shares issued could create downward pressure on the market price of our common stock. Our Board considered these potential disadvantages and concluded that they were outweighed by the advantages gained by us from the Exchanges, which are described more fully above under the heading “Reasons for the Proposal.”

Potential Consequences If the Proposal is Not Approved.  If stockholder approval is not obtained for the Exchanges, we will not receive the $75 million reduction of the principal balance outstanding under the Rhône Term Facilities pursuant to the Initial Exchange, nor will we be able to further reduce the principal balance outstanding under the Rhône Term Facilities pursuant to the Optional Exchange, and we may seek alternative sources of equity or equity-related financing. There can be no assurance regarding the availability or terms of any such alternative financing, and the terms of any such alternative financing may not be as favorable to us as the terms of the Exchange Agreement.

In addition, we could be required to pay Rhône, as administrative agent for the Rhône Lenders, a termination fee in the aggregate amount of $10 million as a result of a failure to obtain stockholder approval of the Initial Exchange if we subsequently prepay any portion of the Rhône term loans within 6 months following the failure to obtain such stockholder approval.

Vote Required for Approval.  Assuming the presence of a quorum, the proposal must be approved by the affirmative vote of the holders of a majority of the shares of voting stock present in person or represented by proxy at the Special Meeting and entitled to vote on such proposal, provided that the total votes cast on such proposal must represent over 50% of the outstanding shares of common stock entitled to vote on such proposal (solely for this purpose, abstentions will be treated as votes cast). Therefore, abstentions also will have the same effect as votes against such proposal. Broker non-votes will be deemed shares not entitled to vote on such proposal, and will not be counted as votes for or against such proposal, and will not be included in calculating the number of votes necessary for approval of such proposal.

Unaudited Pro Forma Financial Information.  In this proxy statement, we have included certain unaudited pro forma condensed consolidated financial information and explanatory notes. See “Unaudited Pro Forma Condensed Consolidated Financial Information.” The pro forma information is intended to give a better understanding of what our financial position and results of operations might have looked like if the Initial Exchange and the Optional Exchange had occurred on (1) November 1, 2008, the first day of the fiscal period for which unaudited pro forma condensed consolidated financial information is presented with respect to statement of operations data, and (2) as of April 30, 2010 with respect to balance sheet data.

The unaudited pro forma condensed consolidated statements of operations do not purport to represent what our results of operations actually would have been if the Initial Exchange and the Optional Exchange had occurred as of the dates indicated, or what such results would be for any future periods. The unaudited pro forma condensed consolidated financial information is based upon assumptions and adjustments that we believe are reasonable. These assumptions and adjustments are described in the notes accompanying the unaudited pro forma condensed consolidated financial information.

Rights of Holders of Common Stock

Holders of our common stock have no conversion, redemption, preemptive, subscription or similar rights under our certificate of incorporation or bylaws.

THE BOARD (OTHER THAN THE RHÔNE DIRECTORS, WHO TOOK NO PART IN SUCH RECOMMENDATION) UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THIS PROPOSAL 1.

CERTAIN RELATED PARTY TRANSACTIONS

Rhône Term Loan Facilities

On July 31, 2009, we, along with Quiksilver Americas and Quiksilver Europe, as borrowers, entered into credit agreements with Rhône, as administrative agent, and the Rhône Lenders, providing for the Rhône Term Facilities. Each of the Rhône Term Facilities matures on July 30, 2014, is subject to no interim amortization, bears interest at 15% per annum, payable quarterly, and is fully funded. Any amounts subsequently repaid will not be available to be re-borrowed. Our Quiksilver Americas subsidiary has the option of paying up to 6.0% per annum of the interest in respect of the U.S. Term Facility quarterly in kind so long as no default exists under the U.S. Term Facility, with the remaining portion payable in cash. Quiksilver Europe has the option of paying up to 100% of the interest in respect of the European Term Facility quarterly in kind so long as no default exists under the European Term Facility. Both the U.S. Term Facility and the European Term Facility are guaranteed by Quiksilver and most of our U.S. subsidiaries, and the European Term Facility is also guaranteed by our subsidiary Quiksilver Deluxe S.à r.l., a Luxemburg company, and certain of our other foreign subsidiaries. The Rhône Term Facilities are secured primarily by a first or second-priority security interest in substantially all property related to our Americas business.

Quiksilver Americas has the right to prepay the U.S. Term Facility in full or in part at any time without penalty, provided that if the U.S. dollar depreciates against the euro, any voluntary prepayment in the first three years entitles the Rhône Lenders to an additional amount to compensate for such depreciation, subject to a cap. Quiksilver Americas is required to make mandatory prepayments of the U.S. Term Facility without penalty (i) in full, upon a change in control, (ii) with net cash proceeds from certain asset sales outside the ordinary course of business, subject to prepayments under our U.S. revolving credit facility with Bank of America, N.A., and (iii) upon the occurrence of any other event that results in a mandatory prepayment pursuant to such U.S. revolving credit facility, subject to prepayments under the U.S. revolving credit facility. Quiksilver Europe has the right to prepay the European Term Facility in full or in part at any time without penalty. Mandatory prepayment of the European Term Facility without penalty is required (i) in full, upon a change in control and (ii) with net cash proceeds of certain asset sales by certain of our European subsidiaries.

Upon closing of the Rhône Term Facilities, Rhône received an upfront fee of 3% of the aggregate principal amount of the Rhône Term Facilities and, upon final payment of the U.S. Term Facility, will receive an additional payment of up to $1,500,000 under certain circumstances.

The Rhône Term Facilities contain customary default provisions and provide that, upon the occurrence of an event of default relating to our bankruptcy or insolvency, the unpaid balance of the principal and accrued interest under the Rhône Term Facilities and all of our other obligations under the loan documents will become immediately due and payable without any action under the Rhône Term Facilities. Upon the occurrence of any other event of default (which would include an event of default under our U.S. revolving credit facility and other material indebtedness), Rhône (at the request of the Rhône Lenders) may declare the unpaid balance of the principal and accrued interest under the Rhône Term Facilities and all other obligations under the loan documents immediately due and payable without any further action.

The Rhône Term Facilities provide for certain representations and warranties and restrictive covenants usual for facilities and transactions of this type. The Rhône Term Facilities require that we, and certain of our subsidiaries, achieve specified minimum levels of EBITDA and maintain a specified minimum level of availability under our U.S. revolving credit facility. Our Quiksilver Americas and Quiksilver Europe subsidiaries agreed to reimburse Rhône and the Rhône Lenders for their fees and expenses incurred in connection with the Rhône Term Facilities and related transactions, subject to certain limitations.

The foregoing description of the Rhône Term Facilities is qualified in its entirety by reference to the U.S. Term Facility and the European Term Facility, which were filed as Exhibit 10.1 and 10.2, respectively, to our Current Report on Form 8-K filed on August 4, 2009.

Cash interest paid to the Rhône Lenders through April 30, 2010 with respect to the Rhône Term Facilities totaled approximately $7.7 million. As of April 30, 2010, the outstanding principal balance under the Rhône

Term Facilities was $161.4 million, including interest paid in kind. No principal with respect to the Rhône Term Facilities has been repaid and therefore the entire original principal amount thereof remains outstanding.

Warrant Agreement

In consideration of providing the Rhône Term Facilities, we entered into the Warrant Agreement pursuant to which we issued to the Rhône Lenders warrants to purchase shares of our common stock exercisable for 25,653,831 shares of common stock. The warrants were fully earned and vested upon issuance. The exercise price of the warrants is $1.86 per share and the warrants are exercisable at any time during their seven-year term by paying the exercise price in cash, pursuant to a “cashless exercise” of the warrant or by a combination thereof.

Under the terms of the Warrant Agreement, the exercise price and number of common shares issuable upon exercise of the warrants we issued to Rhône Capital are subject to customary adjustments for certain events. We are required to obtain the consent of Rhône Capital prior to issuing our common stock (or securities convertible or exchangeable into common stock) at a price per share less than $1.86. To the extent any adjustment to the warrants would result in an issuance of our common stock in excess of 19.99% of the outstanding shares at the time of the issuance of the warrants, the holders would instead be issued upon exercise of the warrants shares of our non-voting Series A Preferred Stock, with the same economic rights (including the right to participate in any change of control) as a share of common stock, other than a fixed dividend rate of 10% per annum, increasing 2% every two quarters up to 18% per annum. Such preferred shares would be automatically converted to common stock upon receipt of approval of our stockholders. The warrants are not transferable (other than to affiliates of Rhône Capital) and although the common stock issued upon exercise of the warrants is fully transferable (except for any securities law restrictions), the holders agreed not to transfer common stock representing 15% or more of the then outstanding number of shares of our common stock to any one person unless approved by our Board.

Pursuant to the terms of the Warrant Agreement, on July 31, 2009, we increased the number of directors constituting our Board by two and filled the newly-created directorships with two directors, M. Steven Langman and Andrew W. Sweet, nominated by Triton Onshore SPV L.P. and Triton Coinvestment SPV L.P., respectively. Triton Coinvestment SPV L.P.’s right to nominate one director continues until the Rhône Lenders have sold one-third of the shares of common stock issued upon exercise of the warrants (or warrants exercisable for such amount) other than to affiliates of Rhône Capital, and Triton Onshore SPV L.P.’s right to nominate one director continues until the Rhône Lenders have sold two-thirds of the shares of common stock issuable upon exercise of the warrants (or warrants exercisable for such amount) other than to affiliates of Rhône Capital. See “Description of Exchange Agreement and Stockholders Agreement” above for information regarding the Rhône Lenders’ rights to designate directors to our Board.

Messrs. Langman and Sweet are each members of the board of managers of Rhône, and hold equity interests in such entity. In addition, Messrs. Langman and Sweet hold limited partnership interests in various investment vehicles which have provided capital to the lenders and are members of the board of managers of Rhône Capital L.L.C., which together with its affiliates (including Rhône Capital), indirectly control such investment vehicles as well as the Rhône Lenders.

Under the Warrant Agreement, Rhône Capital and the Rhône Lenders have customary demand and piggyback registration rights with respect to the warrants and the underlying shares. Each initial holder of warrants that continues to hold at least 50% of the warrants (or the shares underlying the warrants) initially issued to such holder has additional preemptive rights pursuant to the warrants allowing such initial holder to maintain its proportionate, as-if-converted ownership interest in us, if we make a public or private offering of our common stock for cash, subject to certain exclusions.

The foregoing description of the Warrant Agreement is qualified in its entirety by reference to the Warrant Agreement, which were filed as Exhibit 10.3 to our Current Report on Form 8-K filed on August 4, 2009.

OWNERSHIP OF SECURITIES

Certain information with respect to (1) each stockholder known by us to be the beneficial owner of more than 5% of our common stock, (2) each of the current directors, (3) each of our named executive officers, and (4) all current directors and executive officers as a group, including the number of shares of our common stock beneficially owned by each of them as of May 31, 2010, is set forth below:

	Shares of	Percent of
	Common Stock	Common Stock
	Beneficially	Beneficially
Name of Individual or Identity of Group(1)	Owned	Owned

Entities Affiliated with Rhône Capital(2)	25,758,831	16.3%
630 Fifth Avenue, 27th Floor New York, NY 10111
PRIMECAP Management Company(3)	11,743,296	8.9%
225 South Lake Avenue #400 Pasadena, CA 91101
BlackRock Inc.(4)	9,669,223	7.3%
40 East 52nd Street New York, NY 10022
Offshore Exploration and Production, LLC(5)	9,319,790	7.0%
13430 Northwest Freeway (Hwy 290), Suite 800 Houston, TX 77040
Hotchkis and Wiley Capital Management, LLC(6)	7,291,300	5.5%
725 South Figueroa Street, 39th Floor Los Angeles, CA 90017
Samana Capital, L.P.(7)	7,276,157	5.5%
283 Greenwich Avenue Greenwich, CT 06830
Robert B. McKnight, Jr.(8)	4,505,099	3.0%
Charles S. Exon(9)	618,332	*
William M. Barnum, Jr.(10)	651,150	*
Pierre Agnes(11)	330,709	*
Joseph Scirocco(12)	271,665	*
Craig Stevenson(13)	158,041	*
Douglas K. Ammerman(14)	170,480	*
Martin Samuels(15)	145,000
James G. Ellis(16)	52,500	*
M. Steven Langman(17)	52,500	*
Andrew W. Sweet(18)	52,500	*
Paul C. Speaker(19)	12,500	*
Robert Lewis Mettler(20)	40,000	*
All current executive officers and directors as a group (12 persons)(21)	6,460,476	4.8%

*	Less than 1% of the outstanding shares

(1)	Unless otherwise indicated, the address for each of the named individuals is c/o Quiksilver, Inc., 15202 Graham Street, Huntington Beach, California 92649. Unless otherwise indicated, the named persons possess sole voting and investment power with respect to the shares listed (except to the extent such authority is shared with spouses under applicable law).

(2)	According to the Schedule Schedule 13D jointly filed August 10, 2009, as amended June 17, 2010, by Triton SPV L.P. (“Triton”), Triton Onshore SPV L.P. (“Triton Onshore”), Triton Offshore SPV L.P. (“Triton Offshore”), Triton Coinvestment SPV L.P. (“Triton Coinvestment”), Romolo Holdings C.V. (“Romolo”), Rea Silvia GP C.V. (“Rea”),

Triton GP SPV LLC (“Triton GP”), Numitor Governance S.A.R.L. (“Numitor”), Rhône Capital III L.P. (“Rhône Capital III”), Rhône Holdings III L.L.C. (“Rhône Holdings III”), Rhône Capital L.L.C. (“Rhône Capital”) and Rhône Group L.L.C. (“Rhône Group”), the reporting persons hold, in the aggregate, warrants exercisable for 25,653,831 shares. Romolo, Triton, Triton Onshore, Triton Offshore and Triton Coinvestment hold directly 1,601,774 warrants, 3,203,881 warrants, 10,343,522 warrants, 8,620,765 warrants and 1,883,889 warrants, respectively. Rea, as the general partner of Romolo, may be deemed to be the beneficial owner of the securities held and beneficially owned by Romolo. Numitor, as the managing general partner of Rea, may be deemed to be the beneficial owner of the securities that are deemed to be beneficially owned by Rea. Rhône Group, as the manager of Numitor, may be deemed to be the beneficial owner of the securities that are deemed to be beneficially owned by Numitor. Triton GP, as the general partner of each of Triton, Triton Onshore, Triton Offshore and Triton Coinvestment, may be deemed to be the beneficial owner of the securities held and beneficially owned by Triton, Triton Onshore, Triton Offshore and Triton Coinvestment. Rhône Capital III, as the sole member of Triton GP, may be deemed to be the beneficial owner of the securities that are deemed to be beneficially owned by Triton GP. Rhône Holdings, as the general partner of Rhône Capital III, may be deemed to be the beneficial owner of the securities that are deemed to be beneficially owned by Rhône Capital III. Rhône Capital, as the sole member of Rhône Holdings III may be deemed to be the beneficial owner of the securities that are deemed to be beneficially owned by Rhône Holdings III. M. Steven Langman and Andrew W. Sweet, directors of the Company, are also managing directors of Rhône Group. Messrs. Langman and Sweet have entered into an agreement by which each of them agreed to receive and hold any options or stock awards granted to them as a member of our board of directors as agent of and on behalf of the Rhône Lenders. Each of Messrs. Langman and Sweet hold 20,000 shares of restricted common stock and an option, exercisable within 60 days after May 31, 2010, to acquire upon exercise 32,500 shares of common stock. Romolo has shared power to dispose of and to vote 1,608,330 of the listed shares, Triton has shared power to dispose of and to vote 3,216,994 of the listed shares, Triton Onshore has shared power to dispose of and to vote 10,385,858 of the listed shares, Triton Offshore has shared power to dispose of and to vote 8,656,049 of the listed shares, Triton Coinvestment has shared power to dispose of and to vote 1,891,600 of the listed shares, Rea has shared power to dispose of and to vote 1,608,330 of the listed shares, Triton GP has shared power to dispose of and to vote 24,150,501 of the listed shares, Numitor has shared power to dispose of and to vote 1,608,330 of the listed shares, Rhône Capital III has shared power to dispose of and to vote 24,150,501 of the listed shares, Rhône Holdings III has shared power to dispose of and to vote 24,150,501 of the listed shares, Rhône Capital has shared power to dispose of and to vote 24,150,501 of the listed shares, Rhône Group has shared power to dispose of and to vote 1,608,330 of the listed shares. Each of the reporting persons disclaims beneficial ownership of the shares except for shares directly beneficially owned by such person. The address for each of the reporting persons is 630 Fifth Avenue, 27th Floor, New York, NY 10111. After giving effect to the Initial Exchange described elsewhere in this proxy statement, entities affiliated with Rhône Capital III would beneficially own an additional 16,666,667 shares of our common stock, or an aggregate of 24.2% of our common stock, including the shares issuable upon exercise of the warrants.

(3)	According to the Schedule 13G filed February 11, 2009, as amended February 11, 2010, by PRIMECAP Management Company, Primecap has the sole power to dispose of all 11,743,296 held by it, and sole power to vote 5,152,296 of such shares.

(4)	According to the Schedule 13G filed January 29, 2010 by BlackRock, Inc. (“BlackRock”), BlackRock, through its subsidiaries BlackRock Advisors (UK) Limited, BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Investment Management, LLC and BlackRock International Ltd., has the sole power to dispose of and vote 9,669,223 of the listed shares. None of BlackRock’s subsidiaries beneficially own 5% or more of such shares. The address for BlackRock is 40 East 52nd Street, New York, NY 10022.

(5)	According to the Schedule 13G jointly filed April 15, 2010 by Offshore Exploration and Production, LLC (“Offshore Exploration”), William Kallop, Brooks Kallop and Brent Kallop, each of Offshore Exploration and William Kallop have shared power to dispose of and vote 9,081,590 of the listed shares,

Brooks Kallop has sole power to dispose of and vote 125,700 of the listed shares, and Brent Kallop has sole power to dispose of and vote 112,500 of the listed shares.

(6)	According to the Schedule 13G filed February 12, 2010 by Hotchkis & Wiley Capital Management, LLC (“Hotchkis”), Hotchkis has sole power to dispose of 7,291,300 of the listed shares and sole power to vote all 3,011,800 of the listed shares. All of the listed shares are owned of record by clients for whom Hotchkis serves as investment advisor, some of whom have retained voting power with respect to their shares.

(7)	According to the Schedule 13G jointly filed February 16, 2010 by Samana Capital, L.P. (“Samana”), Morton Holdings, Inc. (“Morton”) and Philip B. Korsant (“Korsant”), Samana has shared power to dispose of and vote 6,500,284 of the listed shares and Morton and Korsant each has shared power to dispose of and vote all of the listed shares. Partnerships of which Morton is the general partner, including Samana, are the owners of record of the listed shares.

(8)	Includes an aggregate of (i) 1,494,999 shares which Mr. McKnight has, or will have within 60 days after May 31, 2010, the right to acquire upon the exercise of outstanding options, (ii) 235,000 restricted shares of common stock that are subject to forfeiture and transfer restrictions until the vesting date of such shares, however, Mr. McKnight maintains sole voting power with respect to all such unvested shares, and (iii) 152,670 shares owned of record by Mr. McKnight’s children.

(9)	Includes an aggregate of (i) 391,332 shares which Mr. Exon has, or will have within 60 days after May 31, 2010, the right to acquire upon the exercise of outstanding options and (ii) 172,000 restricted shares of common stock that are subject to forfeiture and transfer restrictions until the vesting date of such shares, however, Mr. Exon maintains sole voting power with respect to all such unvested shares.

(10)	Includes an aggregate of (i) 167,500 shares which Mr. Barnum has, or will have within 60 days after May 31, 2010, the right to acquire upon the exercise of outstanding options and (ii) 20,001 restricted shares of common stock that are subject to forfeiture and transfer restrictions until the vesting date of such shares, however, Mr. Barnum maintains sole voting power with respect to such unvested shares.

(11)	Includes an aggregate of (i) 156,000 shares which Mr. Agnes has, or will have within 60 days after May 31, 2010, the right to acquire upon the exercise of outstanding options and (ii) 155,000 restricted shares of common stock that are subject to forfeiture and transfer restrictions until the vesting date of such shares, however, Mr. Agnes maintains sole voting power with respect to all such unvested shares.

(12)	Includes an aggregate of (i) 86,665 shares which Mr. Scirocco has, or will have within 60 days after May 31, 2010, the right to acquire upon the exercise of outstanding options and (ii) 150,000 restricted shares of common stock that are subject to forfeiture and transfer restrictions until the vesting date of such shares, however, Mr. Scirocco maintains sole voting power with respect to all such unvested shares.

(13)	Includes an aggregate of (i) 43,332 shares which Mr. Stevenson has, or will have within 60 days after May 31, 2010, the right to acquire upon the exercise of outstanding options and (ii) 95,000 restricted shares of common stock that are subject to forfeiture and transfer restrictions until the vesting date of such shares, however, Mr. Stevenson maintains sole voting power with respect to such unvested shares.

(14)	Includes an aggregate of (i) 480 shares owned of record by Mr. Ammerman’s children, (ii) 127,500 shares which Mr. Ammerman has, or will have within 60 days after May 31, 2010, the right to acquire upon the exercise of outstanding options and (iii) 20,001 restricted shares of common stock that are subject to forfeiture and transfer restrictions until the vesting date of such shares, however, Mr. Ammerman maintains sole voting power with respect to all such unvested shares.

(15)	Includes an aggregate of 145,000 shares which Mr. Samuels has, or will have, within 60 days after May 31, 2010, the right to acquire upon exercise of outstanding options. Mr. Samuels was President — Quiksilver Americas until January 12, 2009.

(16)	Includes an aggregate of (i) 32,500 shares which Mr. Ellis has, or will have within 60 days after May 31, 2010, the right to acquire upon the exercise of outstanding options and (ii) 18,334 restricted shares of common stock that are subject to forfeiture and transfer restrictions until the vesting date of such shares, however, Mr. Ellis maintains sole voting power with respect to such unvested shares.

(17)	Includes an aggregate of (i) 32,500 shares which may be acquired within 60 days after May 31, 2010 in connection with the exercise of outstanding options and (ii) 20,000 restricted shares of common stock that are subject to forfeiture and transfer restrictions until the vesting date of such shares. Mr. Langman has disclaimed beneficial ownership of these securities for purposes of Section 16 and Section 13D of the Securities Exchange Act of 1934, as amended. Mr. Langman, as a Managing Director of Rhône Group L.L.C., has an understanding with Rhône Group L.L.C. and Triton GP SPV L.L.C. pursuant to which he holds his reported securities for the benefit of Romolo Holdings C.V., Triton SPV L.P., Triton Onshore SPV L.P., Triton Offshore SPV L.P. and Triton Coinvestment SPV L.P. As a result of this understanding, these shares are also reflected under “Entities Affiliated with Rhône Capital.”

(18)	Includes an aggregate of (i) 32,500 shares which may be acquired within 60 days after May 31, 2010 in connection with the exercise of outstanding options and (ii) 20,000 restricted shares of common stock that are subject to forfeiture and transfer restrictions until the vesting date of such shares. Mr. Sweet has disclaimed beneficial ownership of these securities for purposes of Section 16 and Section 13D of the Securities Exchange Act of 1934, as amended. Mr. Sweet, as a Managing Director of Rhône Group L.L.C., has an understanding with Rhône Group L.L.C. and Triton GP SPV L.L.C. pursuant to which he holds his reported securities for the benefit of Romolo Holdings C.V., Triton SPV L.P., Triton Onshore SPV L.P., Triton Offshore SPV L.P. and Triton Coinvestment SPV L.P. As a result of this understanding, these shares are also reflected under “Entities Affiliated with Rhône Capital.”

(19)	Includes an aggregate of (i) 7,500 shares which Mr. Speaker has, or will have within 60 days after May 31, 2010, the right to acquire upon exercise of outstanding options and (ii) 5,000 restricted shares of common stock that are subject to forfeiture and transfer restrictions until the vesting date of such shares, however, Mr. Speaker maintains sole voting power with respect to such unvested shares.

(20)	Includes an aggregate of (i) 25,000 shares which Mr. Mettler has, or will have within 60 days after May 31, 2010, the right to acquire upon the exercise of outstanding options and (ii) 15,000 restricted shares of common stock that are subject to forfeiture and transfer restrictions until the vesting date of such shares, however, Mr. Mettler maintains sole voting power with respect to such unvested shares.

(21)	Includes an aggregate of (i) 2,597,328 shares which the current executive officers and directors as a group have, or will have within 60 days after May 31, 2010, the right to acquire upon the exercise of outstanding options, and (ii) 925,336 restricted shares of common stock that are subject to forfeiture and transfer restrictions until the vesting date of such shares, however, each individual executive officer maintains sole voting power with respect to all of his or her unvested shares.

NOMINATIONS AND STOCKHOLDER PROPOSALS

Our bylaws require that all nominations for persons to be elected as a director, other than those made by our Board, be made pursuant to written notice to our Secretary. The notice must be received not less than 30 nor more than 60 days prior to the meeting at which the election will take place (or not later than 10 days after notice of public disclosure of such meeting date if such disclosure occurs less than 40 days prior to the date of such meeting). The notice must set forth all information relating to each nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required pursuant to the Securities Exchange Act of 1934, as amended. The notice must also include the stockholder’s name and address as they appear on our books and the class and number of shares of stock beneficially owned by such stockholder. No material changes have been made to the procedures by which security holders may recommend nominees to our Board.

In addition, our bylaws require that for business to be properly brought before an annual meeting by a stockholder, our Secretary must have received written notice thereof not less than 30 nor more than 60 days prior to the meeting (or not later than 10 days after a notice or public disclosure of such meeting date if such disclosure occurs less than 40 days prior to the date of the meeting). The notice must set forth:

•	a brief description of the business desired to be brought before the meeting;

•	the stockholder’s name and address as they appear on our books;

•	the class and number of shares of stock beneficially owned by the stockholder; and

•	any material interest of the stockholder in such business.

Any proposal of a stockholder intended to be presented at our 2011 Annual Meeting of Stockholders and included in the proxy statement and form of proxy for that meeting must be received by us no later than October 14, 2010.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains a website at www.sec.gov that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including us. These reports, proxy statements and other information can also be read through the Investor Relations section of our website at www.quiksilverinc.com. Information on our website does not constitute part of this proxy statement and should not be relied upon in connection with making any investment decision with respect to our securities.

The SEC allows us to “incorporate by reference” the information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered part of this proxy statement, and any information filed with the SEC subsequent to the date of this proxy statement will automatically be deemed to update and supersede this information. We incorporate by reference the following documents which have been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended October 31, 2009;

•	Our Quarterly Reports on Form 10-Q for the quarters ended January 31, 2010 and April 30, 2010; and

•	Our Current Reports on Form 8-K filed on December 18, 2010, February 12, 2010, April 1, 2010, April 19, 2010, May 18, 2010, June 2, 2010, June 15, 2010 and June 25, 2010.

We will provide without charge, upon written or oral request, a copy of any or all of the documents which are incorporated by reference into this proxy statement. Requests should be directed to:

Quiksilver, Inc.
15202 Graham Street
Huntington Beach, California 92649
Attn: Chief Financial Officer
(714) 889-2200

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The unaudited pro forma condensed financial information and explanatory notes of Quiksilver, Inc. (the “Company” or “Quiksilver”) set forth below give effect to the proposed Rhône $75,000,000 debt-for-equity exchange, as well as Quiksilver’s option to require Rhône to exchange an additional $65,000,000 of outstanding debt. This information is intended to give a better understanding of what the Company’s financial position and results of operations might have looked like if these transactions had occurred on (1) November 1, 2008, the first day of the fiscal period for which unaudited pro forma condensed consolidated financial information is presented with respect to statement of operations data, and (2) as of April 30, 2010 with respect to balance sheet data.

The unaudited pro forma condensed consolidated statements of operations do not purport to represent what Quiksilver’s results of operations actually would have been if the events described above had occurred as of the dates indicated, or what such results would be for any future periods. The unaudited pro forma condensed consolidated financial information is based upon assumptions and adjustments that the Company believes are reasonable. These assumptions and adjustments are described in the accompanying notes.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED APRIL 30, 2010

				Quiksilver, Inc.,
				Pro Forma			Quiksilver, Inc.,
		Rhône $75M		Combined	Rhône $65M		Pro Forma
	Quiksilver, Inc.	Debt-for-Equity		Subtotal	Debt-for-Equity		Combined
	Six Months Ended	Pro Forma		Six Months Ended	Pro Forma		Six Months Ended
	April 30, 2010	Adjustments		April 30, 2010	Adjustments		April 30, 2010
	In thousands

Revenues, net	$901,026	$—		$901,026	$—		$901,026
Cost of goods sold	429,590	—		429,590	—		429,590

Gross profit	471,436	—		471,436	—		471,436
Selling, general and administrative expense	416,576	—		416,576	—		416,576

Operating income	54,860	—		54,860	—		54,860
Interest expense	42,912	(6,887)[f]		36,025	(5,971)[f]		30,054
Foreign currency gain	(6,593)	—		(6,593)	—		(6,593)
Equity in earnings and other income	—	—		—	—		—

Income before provision for income taxes	18,541	6,887		25,428	5,971		31,399
Provision for income taxes	13,093	—		13,093	—		13,093

Income from continuing operations	$5,448	$6,887		$12,335	$5,971		$18,306

Income per share from continuing operations	$0.04			$0.09			$0.12

Income per share from continuing operations, assuming dilution	$0.04			$0.08			$0.11

Weighted average common shares outstanding	127,875	16,667	[a]	144,542	14,444	[b]	158,986

Weighted average common shares outstanding, assuming dilution	139,622	16,667	[a]	156,289	14,444	[b]	170,733

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED OCTOBER 31, 2009

				Quiksilver, Inc.,
				Pro Forma			Quiksilver, Inc.,
		Rhône $75M		Combined	Rhône $65M		Pro Forma
	Quiksilver, Inc.	Debt-for-Equity		Subtotal	Debt-for-Equity		Combined
	Year Ended	Pro Forma		Year Ended	Pro Forma		Year Ended
	October 31, 2009	Adjustments		October 31, 2009	Adjustments		October 31, 2009
	In thousands

Revenues, net	$1,977,526	$—		$1,977,526	$—		$1,977,526
Cost of goods sold	1,046,495	—		1,046,495	—		1,046,495

Gross profit	931,031	—		931,031	—		931,031
Selling, general and administrative expense	851,746	—		851,746	—		851,746
Asset impairments	10,737	—		10,737	—		10,737

Operating income	68,548	—		68,548	—		68,548
Interest expense	63,924	(5,813)[f]		58,111	(5,038)[f]		53,073
Foreign currency loss	8,633	—		8,633	—		8,633
Equity in earnings and other income	(387)	—		(387)	—		(387)

Loss (income) before provision for income taxes	(3,622)	5,813		2,191	5,038		7,229
Provision for income taxes	66,667	—		66,667	—		66,667

Loss (income) from continuing operations	$(70,289)	$5,813		$(64,476)	$5,038		$(59,438)

Loss per share from continuing operations	$(0.55)			$(0.45)			$(0.38)

Loss per share from continuing operations, assuming dilution	$(0.55)			$(0.45)			$(0.38)

Weighted average common shares outstanding	127,042	16,667	[a]	143,709	14,444	[b]	158,153

Weighted average common shares outstanding, assuming dilution	127,042	16,667	[a]	143,709	14,444	[b]	158,153

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AS OF APRIL 30, 2010

		Rhône $75M	Quiksilver, Inc.,	Rhône $65M
		Debt-for-Equity	Pro Forma	Debt-for-Equity	Quiksilver, Inc.,
		Pro Forma	Combined	Pro Forma	Pro Forma
	Quiksilver, Inc.	Adjustments	Subtotal	Adjustments	Combined
	In thousands

ASSETS
Current assets:
Cash and cash equivalents	$145,329	$(4,745)[c]	$146,567	$(3,200)[c]	$148,553
		5,983 [f]		5,186 [f]
Trade accounts receivable, net	333,267	—	333,267	—	333,267
Other receivables	30,253	—	30,253	—	30,253
Inventories	226,419	—	226,419	—	226,419
Deferred income taxes	45,569	—	45,569	—	45,569
Prepaid expenses and other current assets	41,912	(1,369)[d]	41,347	(1,187)[d]	40,857
		804 [f]		697 [f]
Current assets held for sale	178	—	178	—	178

Total current assets	822,927	673	823,600	1,496	825,096
Fixed assets, net	220,586	—	220,586	—	220,586
Intangible assets, net	141,397	—	141,397	—	141,397
Goodwill	322,096	—	322,096	—	322,096
Other assets	71,334	(5,964)[d]	65,370	(5,169)[d]	60,201
Deferred income taxes long-term	54,259	—	54,259	—	54,259

Total assets	$1,632,599	$(5,291)	$1,627,308	$(3,673)	$1,623,635

LIABILITIES AND EQUITY
Current liabilities:
Lines of credit	$14,886	$—	$14,886	$—	$14,886
Accounts payable	137,354	—	137,354	—	137,354
Accrued liabilities	84,456	(4,708)[f]	79,748	(4,081)[f]	75,667
Current portion of long-term debt	45,198	—	45,198	—	45,198
Income taxes payable	5,739	—	5,739	—	5,739
Current liabilities of assets held for sale	260	—	260	—	260

Total current liabilities	287,893	(4,708)	283,185	(4,081)	279,104
Long-term debt, net of current portion	817,896	(75,000)[a]	751,964	(65,000)[b]	694,822
		10,970 [e]		9,507 [e]
		(1,902)[d,f]		(1,649)[d,f]
Other long-term liabilities	41,563	—	41,563	—	41,563

Total liabilities	1,147,352	(70,640)	1,076,712	(61,223)	1,015,489
Preferred stock	—	—	—	—	—
Common stock	1,355	167 [a]	1,522	144 [b]	1,666
Additional paid-in capital	381,267	74,833 [a]	451,355	64,856 [b]	513,011
		(4,745)[c]		(3,200)[c]
Treasury stock	(6,778)	—	(6,778)	—	(6,778)
Retained earnings (accumulated deficit)	2,447	(6,636)[d]	(2,459)	(5,752)[d]	(6,709)
		(10,970)[e]		(9,507)[e]
		12,700 [g]		11,009 [g]
Accumulated other comprehensive income	97,462	—	97,462	—	97,462

Stockholders’/invested equity	475,753	65,349	541,102	57,550	598,652
Non-controlling interest	9,494	—	9,494	—	9,494

Total equity	485,247	65,349	550,596	57,550	608,146

Total liabilities and equity	$1,632,599	$(5,291)	$1,627,308	$(3,673)	$1,623,635

NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)

Basis of presentation

The unaudited pro forma condensed consolidated financial statements included herein contain two separate and distinct sets of pro forma adjustments. The first set assumes that the Company’s stockholders approve the Rhône debt-for-equity exchange in the amount of $75 million, and the second set assumes that the Company then chooses to exercise its option under the initial debt-for-equity exchange agreement with Rhône and exchange an additional $65 million of debt for equity. The unaudited pro forma condensed consolidated financial statements give effect to these transactions as if they had occurred on November 1, 2008. The preparation of unaudited pro forma condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the reported date and reported amounts of income and expenses during the reporting periods of the unaudited pro forma condensed consolidated financial statements.

The following sets forth the adjustments contained in the accompanying unaudited pro forma condensed consolidated financial statements:

[a] Assumes the exchange of $75 million of the Rhône senior secured term loans through the issuance of 16,666,667 shares of common stock at an exchange price of $4.50 per share. The par value of these shares would be approximately $167,000, with the remainder of the $75 million credited to additional paid-in capital.

[b] Assumes the exchange of an additional $65 million of the Rhône senior secured term loans through the issuance of 14,444,444 shares of common stock at an exchange price of $4.50 per share. The par value of these shares would be approximately $144,000, with the remainder of the $65 million credited to additional paid-in capital.

[c] The fees associated with the exchange(s) will reduce the Company’s additional paid-in capital. These fees are assumed to be approximately $4.7 million for the initial exchange and $3.2 million for the additional exchange, and are assumed to be paid from the Company’s existing cash balance.

[d] To write-off debt issuance costs capitalized in connection with the issuance of the Rhône senior secured term loans. An amount of $6.6 million is assumed to be expensed in connection with the initial exchange and $5.8 million is assumed to be expensed in connection with the additional exchange. These deferred costs were originally recorded in prepaid expenses and other assets on the balance sheet. These expenses are not included on the accompanying pro forma condensed consolidated statements of operations in accordance with Regulation S-X, Rule 11-02(b)(6) as they will not have a continuing impact on the Company. The Company will however, have to record these expenses through its statement of operations in the future to the extent that the debt-for-equity exchange(s) take place. Such expenses would be non-recurring, non-cash and non-operating charges.

[e] To write-off the debt discount recorded with the previous issuance of stock warrants in connection with the issuance of the Rhône senior secured term loans. An amount of $11.0 million is assumed to be expensed in connection with the initial exchange and $9.5 million is assumed to be expensed in connection with the additional exchange. These expenses are not included on the accompanying pro forma condensed consolidated statements of operations in accordance with Regulation S-X, Rule 11-02(b)(6) as they will not have a continuing impact on the Company. The Company will however, have to record these expenses through its statement of operations in the future to the extent that the debt-for-equity exchange(s) take place. Such expenses would be non-recurring, non-cash and non-operating charges.

[f] To remove interest expense, including the amortization of debt issuance costs and debt discount (warrant value), incurred and/or paid on outstanding debt obligations that would have been repaid as of November 1, 2008 with the proceeds from the exchange(s). For the six months ended April 30, 2010, this

NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED) — (Continued)

interest amount was $6.9 million and $6.0 million for the initial exchange and the additional exchange, respectively. For the fiscal year ended October 31, 2009, this interest amount was $5.8 million and $5.0 million for the initial exchange and the additional exchange, respectively. Note that the Rhône senior secured term loans were originally established on July 31, 2009. Therefore, less than a full year’s interest expense related to these term loans was incurred and recorded in the fiscal year ended October 31, 2009. Had the term loans been entered into on November 1, 2008, the annual interest expense that would have been eliminated by the debt-for-equity exchanges (both the $75 million initial exchange and the $65 million additional exchange) would have been approximately $26.1 million.

[g] Reflects the total adjustments recorded to the pro forma statements of operations.

OTHER MATTERS

At the time of the preparation of this proxy statement, the Board knows of no other matter which will be acted upon at our Special Meeting. If any other matter is presented properly for action at our Special Meeting or at any adjournment or postponement thereof, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

We do not expect a representative of Deloitte & Touche LLP to be present at the Special Meeting.

By Order of the Board of Directors,

QUIKSILVER, INC.

ROBERT B. McKNIGHT, JR.
Chairman of the Board,
Chief Executive Officer and President

Dated:          , 2010

ANNEX A

EXCHANGE AGREEMENT
by and among
QUIKSILVER, INC.,
QUIKSILVER AMERICAS, INC.,
MOUNTAIN & WAVE S.À R.L.,
THE LENDERS PARTY HERETO
and
RHÔNE GROUP L.L.C.
Dated as of June 24, 2010

SIGNATURES
Schedules and Exhibits
Schedule 2.1(a)	A-19
Schedule 4.2(g)	A-20
EXHIBIT 2.6 — Form of Stockholders Agreement

A-i

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (the “Agreement”) is entered into as of June 24, 2010, among Rhône Group L.L.C. (“Rhône”), Romolo Holdings C.V., Triton SPV L.P., Triton Onshore SPV L.P., Triton Offshore SPV L.P. and Triton Coinvestment SPV L.P. (each, a “Lender”, and collectively, the “Lenders”); Quiksilver, Inc. (the “Company”); Quiksilver Americas, Inc. (the “US Borrower”); and Mountain & Wave S.à r.l. (the “European Borrower” and, together with the US Borrower, the “Borrowers”).

WHEREAS, the Lenders have made term loans to the US Borrower with an original principal amount of $125,000,000 (the “US Term Loans”) pursuant to the Credit Agreement, dated as of July 31, 2009, among the Company, the US Borrower, Rhône, as administrative agent, and the Lenders (the “US Credit Agreement”);

WHEREAS, the Lenders have made term loans to the European Borrower with an original principal amount of €20,000,000 (the “European Term Loans” and, together with the US Term Loans, the “Term Loans”) pursuant to the Credit Agreement, dated as of July 31, 2009, among the Company, the European Borrower, Rhône, as administrative agent, and the Lenders (the “European Credit Agreement” and, together with the US Credit Agreement, the “Credit Agreements”);

WHEREAS, the Company, the Borrowers, Rhône and the Lenders have entered into a letter agreement, dated as of June 14, 2010 (the “Letter Agreement”), providing that, subject to satisfaction of the conditions set forth therein, (i) $75,000,000 principal amount of the Term Loans shall be exchanged for shares of Common Stock; (ii) up to the total remaining principal amount outstanding under the Term Loans may, at the option of the Borrowers, be exchanged for shares of Common Stock; (iii) the terms of the Credit Agreements shall be amended; and (iv) the Company, the Lenders and Rhône Capital III L.P. shall, at the closing of the transactions contemplated therein, enter into a stockholders agreement (the “Stockholders Agreement”); and

WHEREAS, the Company, the Borrowers, Rhône and the Lenders have determined to enter into this Agreement to give effect to the terms of the Letter Agreement and to terminate the Letter Agreement.

NOW THEREFORE, in consideration of the mutual covenants and conditions set forth herein, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.	DEFINITIONS.

As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means with respect to any Person, a Person that directly or indirectly controls, is controlled by or is under direct or indirect common control with such Person. For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Board” means the Board of Directors of the Company.

“Borrowers” has the meaning set forth in the preamble to this Agreement and their successors and assigns.

“Business Day” means any day that is not a day on which banking institutions are authorized or required to be closed in the State of New York.

“Bylaws” means the Company’s Amended and Restated Bylaws, as amended from time to time.

“Capital Stock” means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of the Company, including any preferred stock but excluding any debt securities convertible into such equity.

“Certificate of Incorporation” means the Company’s Restated Certificate of Incorporation, as amended from time to time.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Common Stock Equivalent” means any warrant, right or option to acquire any shares of Common Stock or any security convertible or exchangeable into shares of Common Stock.

“Company” has the meaning set forth in the preamble to this Agreement and shall be deemed to include its successors and assigns.

“Credit Agreements” has the meaning set forth in the recitals to this Agreement.

“DGCL” means the Delaware General Corporation Law.

“Dollars” and “$” mean lawful money of the United States.

“European Borrower” has the meaning set forth in the recitals to this Agreement and its successors and assigns.

“European Credit Agreement” has the meaning set forth in the recitals to this Agreement.

“European Term Loans” has the meaning set forth in the recitals to this Agreement.

“Euros” and “€” mean the single currency of the member states of the European Communities that adopt or have adopted the Euro as their lawful currency in accordance with the legislation of the European Union relating to European Monetary Union.

“Exchanges” means the First Exchange and the Standby Exchange.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Fee” has the meaning set forth in Section 2.4.

“Exchange Ratio” means $4.50 per share of Common Stock.

“First Exchange” has the meaning set forth in Section 2.1(a).

“First Exchange Closing Date” has the meaning set forth in Section 2.3(a).

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Lenders” has the meaning set forth in the preamble to this Agreement.

“Letter Agreement” has the meaning set forth in the recitals to this Agreement.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities, or condition (financial or otherwise) of the Company and the Borrowers taken as a whole; (b) a material impairment of the ability of the Company or either Borrower to perform its obligations under this Agreement or, solely with respect to the Company, the Stockholders Agreement; or (c) a material impairment of the rights and remedies of Rhône, the Lenders and/or Rhône Capital III L.P., as applicable, under the Credit Agreements (for so long as the Credit Agreements will remain outstanding after giving effect to the Exchanges), the Warrant Agreement, this Agreement or the Stockholders Agreement.

“Note” means a promissory note made by either of the Borrowers in favor of any Lender pursuant to the US Credit Agreement and/or the European Credit Agreement.

“NYSE” means the New York Stock Exchange.

“Permitted Transaction” means any acquisition of any Common Stock or Common Stock Equivalent (i) by Rhône or any of its Affiliates (including, for the avoidance of doubt, any partner or employee of

Rhône then serving on the Board) directly from the Company or (ii) made pursuant to a tender or exchange offer made to all stockholders of the Company.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Stock” means the preferred stock, par value $0.01 per share, of the Company.

“Proxy Statement” means the proxy statement, together with any amendments or supplements thereto and any other related proxy materials, including, without limitation, any preliminary proxy materials, relating to the Stockholder Approval of the Exchanges.

“Rhône” has the meaning set forth in the preamble to this Agreement.

“Rhône Directors” means any director of the Board that is appointed pursuant to Section 9.4 of the Warrant Agreement or Section 6.2 of the Stockholders Agreement.

“Rhône Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities, or condition (financial or otherwise) of Rhône taken as a whole; (b) a material impairment of the ability of Rhône or Rhône Capital III L.P., as applicable, to perform its obligations under this Agreement or the Stockholders Agreement; or (c) a material impairment of the rights and remedies of the Company or the Borrowers under the Credit Agreements (for so long as the Credit Agreements will remain outstanding after giving effect to the Exchanges), the Warrant Agreement, this Agreement or the Stockholders Agreement.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Series A Preferred Stock” means the convertible non-voting preferred stock, par value $0.01 per share, of the Company on the terms set forth in Exhibit C of the Warrant Agreement.

“Special Meeting” has the meaning set forth in Section 3.1(a).

“Standby Exchange” has the meaning set forth in Section 2.2(a).

“Standby Exchange Closing Date” has the meaning set forth in Section 2.3(b).

“Standby Exchange Exercise Date” has the meaning set forth in Section 2.2(a).

“Standby Shares” has the meaning set forth in Section 2.2(a).

“Stockholder Approval” has the meaning set forth in Section 3.1(a).

“Stockholders Agreement” has the meaning set forth in the recitals to this Agreement.

“Termination Fee” has the meaning set forth in Section 7.2.

“Term Loans” has the meaning set forth in the recitals to this Agreement.

“US Borrower” has the meaning set forth in the recitals to this Agreement.

“US Credit Agreement” has the meaning set forth in the recitals to this Agreement.

“US Term Loans” has the meaning set forth in the recitals to this Agreement.

“Voting Stock” means all classes of Capital Stock of the Company then outstanding and normally entitled to vote in the election of directors.

“Warrant Agreement” means the Warrant and Registration Rights Agreement, dated as of July 31, 2009, by and among the Company, Rhône Capital III L.P. and the initial Warrant holders party thereto.

“Warrants” means the warrants issued by the Company from time to time pursuant to the Warrant Agreement.

2.	THE EXCHANGES.

2.1 The First Exchange.

(a) Subject to the terms and conditions hereof, on the First Exchange Closing Date, the Company shall issue to the Lenders the number of shares of Common Stock set forth opposite such Lender’s name on Schedule 2.1(a) attached hereto in redemption and prepayment of $75,000,000 of the aggregate principal amount of the Term Loans (such redemption and prepayment to be applied on a pro rata basis against the principal amounts outstanding under the US Term Loans and the European Term Loans and such issuance and redemption and prepayment being referred to herein as the “First Exchange”), and the principal amounts of the US Terms Loans and the European Term Loans shall be, without any further action, permanently reduced by such amounts. The reduction of the principal amounts outstanding under the Term Loans upon completion of the First Exchange shall be permanent and will constitute a “prepayment” for purposes of Section 2.05 of each of the US Credit Agreement and the European Credit Agreement, and at the closing of the First Exchange, the US Borrower shall make payment of all amounts due under Section 2.09(a) of the US Credit Agreement in connection with such prepayment. Each Lender hereby (i) waives the provisions of Section 2.05(a)(ii) of each of the US Credit Agreement and the European Credit Agreement in connection with the prepayments of the Terms Loans described in this Section 2.1(a), and (ii) consents to any Investment (as defined in the applicable Credit Agreement) deemed to be made by the Company or any of its subsidiaries pursuant to or otherwise resulting from the First Exchange.

(b) Upon the closing of the First Exchange, the Company shall make a payment to the Lenders for any interest accrued (which payment may be made in cash or as a PIK Amount (as defined in the applicable Credit Agreement) to the extent permitted under the applicable Credit Agreement) on the principal amounts of the Term Loans that are subject to the First Exchange.

2.2 The Standby Exchange.

(a) The Borrowers shall have the right, exercisable in the sole discretion of the Borrowers, by delivering notice in accordance with Section 2.2(b) hereof on or prior to August 23, 2010 (the “Standby Exchange Exercise Date”), to require the Lenders to exchange, on a pro rata basis calculated based on each Lender’s interest in the Term Loans, all or a portion of the remaining principal amount of the Term Loans for a number of shares of Common Stock issued by the Company equal to the portion of such remaining principal amount of the Term Loans that the Borrowers elect to exchange pursuant to this Section 2.2(a) divided by the Exchange Ratio (subject to the following proviso, the “Standby Shares”) (such issuance and exchange and related redemption and prepayment of the Term Loans are referred to herein as the “Standby Exchange”); provided that the Borrowers may only exercise their option under this Section 2.2(a) to such extent that the number of shares of Common Stock issued to the Lenders in the Standby Exchange (taking into account all shares of Common Stock and Warrants then held by the Lenders and their Affiliates) shall not result in a “change in control”, “change of control” or similar concept occurring under any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their properties may be bound.

(b) In the event the Borrowers exercise their option with respect to the Standby Exchange, the Borrowers shall provide to the Lenders an irrevocable, written notice, in accordance with Section 8.2, of such election, and such notice shall be delivered to the Lenders no later than 5:00 pm, New York time, on the Standby Exchange Exercise Date and shall specify the aggregate principal amount of Term Loans subject to the Standby Exchange. The Borrowers may provide notice under this Section 2.2(b) one time only.

(c) On the Standby Exchange Closing Date, the Company shall issue to the Lenders, on a pro rata basis consistent with each Lender’s interest in the Term Loans the Standby Shares in redemption and prepayment of an aggregate of such principal amount, which shall be applied on a pro rata basis against the principal amounts outstanding under the US Term Loans and the European Term Loans, and the principal amounts of the US Term Loans and the European Term Loans shall be, without any further action, permanently reduced by such amounts. The reduction of the principal amounts outstanding under the Term Loans upon completion of the

Standby Exchange will constitute a “prepayment” for purposes of Section 2.05 of each of the US Credit Agreement and the European Credit Agreement, and at the closing of the Standby Exchange, the US Borrower shall make payment of all amounts due under Section 2.09 of the US Credit Agreement in connection with such prepayment (including, without limitation, any obligations under Section 2.09(b) of the US Credit Agreement arising from the full repayment of the Term Loans, if applicable). Each Lender hereby (i) waives the provisions of Section 2.05(a)(ii) of each of the US Credit Agreement and the European Credit Agreement in connection with the prepayments of the Term Loans described in this Section 2.2(c), and (ii) consents to any Investment (as defined in the applicable Credit Agreement) deemed to be made by the Company or any of its subsidiaries pursuant to or otherwise resulting from the Standby Exchange.

(d) Upon the closing of the Standby Exchange, the Company shall make a payment to the Lenders for any interest accrued (which payment may be in cash or as a PIK Amount (as defined in the applicable Credit Agreement) to the extent permitted under the applicable Credit Agreement) on the principal amounts of the Term Loans that are subject to the Standby Exchange.

2.3 Closing Dates of the Exchanges.

(a) The closing of the First Exchange shall occur on the later of (i) August 1, 2010 and (ii) one Business Day following satisfaction of the conditions precedent to closing of the First Exchange set forth under Section 6.1 (the “First Exchange Closing Date”).

(b) The closing of the Standby Exchange shall occur on (i) the latest of (A) August 1, 2010, (B) one Business Day following satisfaction of the conditions to closing of the Standby Exchange set forth under Sections 6.1 and 6.2 and (C) five Business Days following delivery of a notice by the Borrowers to the Lenders, in accordance with Section 2.2(a), that the Borrowers are exercising their option with respect to the Standby Exchange or (ii) such other date as mutually agreed by the Lenders and the Borrowers (the “Standby Exchange Closing Date”), it being agreed that, if feasible, the First Exchange and the Standby Exchange will close simultaneously.

2.4 Exchange Fee.  Upon the closing of each of the First Exchange and the Standby Exchange, the Company shall pay to Rhône, as agent for the Lenders, on the First Exchange Closing Date and the Standby Exchange Closing Date, each as applicable, an exchange fee equal to 4.75% of the value of the principal amount of the Term Loans subject to such Exchange (an “Exchange Fee”). For the avoidance of doubt, the Company’s payment of the Exchange Fees shall not relieve the obligations of the US Borrower under Sections 2.05(a), 2.09(a) and 2.09(b) of the US Credit Agreement to pay all fees due to the Lenders in connection with the partial or full prepayment of the principal amounts of the US Term Loans.

2.5 Delivery of the Common Stock.  At the closing of each of the First Exchange and the Standby Exchange, the Company shall deliver, or cause to be delivered, to the Lenders certificates (bearing the legend substantially in the form set forth in Section 2.2(e) of the Stockholders Agreement) representing the Common Stock issued in such Exchange.

2.6 Delivery of the Stockholders Agreement.  At the closing of the First Exchange, the Company, the Lenders and Rhône Capital III L.P. shall execute and deliver the Stockholders Agreement substantially in the form set forth in Exhibit 2.6.

2.7 Replacement Notes.  At the closing of each of the First Exchange and the Standby Exchange, to the extent that as of such closing the Term Loans shall not have been repaid in full, at the request of any applicable Lender, each applicable Borrower shall replace any Note previously issued to a Lender pursuant to either Credit Agreement with a new Note, substantially in the form of such previously issued Note, which shall evidence such Lender’s outstanding loans under the applicable Credit Agreement after giving effect to such Exchange.

3.	STOCKHOLDER APPROVAL.

3.1 Stockholders’ Meeting.

(a) As soon as practicable, but no later than 90 days after the date hereof, the Company shall hold a special meeting of its stockholders (the “Special Meeting”) for the purpose of obtaining stockholder approval of the Exchanges (the “Stockholder Approval”) in accordance with the stockholder approval requirements set forth in Section 312.03 of the NYSE Listed Company Manual.

(b) The Company shall use its reasonable best efforts to (i) solicit from its stockholders proxies in favor of the approval of the Exchanges and (ii) take any and all other actions reasonably necessary or advisable to secure the affirmative vote of its stockholders required by the DGCL, the Certificate of Incorporation, the Bylaws, this Agreement, the Stockholders Agreement and the rules and regulations of the NYSE, to obtain the Stockholder Approval.

(c) Nothing in this Section 3.1 shall prevent the Board from acting in accordance with its fiduciary duties or applicable law or from acting in good faith in accordance with the Certificate of Incorporation and the Bylaws, while giving due consideration to the intent of this Agreement.

3.2 Preparation of Proxy Statement and Board and Stockholder Action.

(a) The Company shall use its reasonable best efforts to, promptly after the date hereof, in cooperation with Rhône and its advisors, prepare and file with the SEC the Proxy Statement. The Proxy Statement shall comply as to form and substance in all material respects with the applicable provisions of the Exchange Act. The Company shall use its reasonable best efforts to respond as promptly as reasonably practicable to any comments of the SEC with respect to the Proxy Statement and to cause the definitive Proxy Statement to be filed with the SEC and to be mailed to its stockholders as promptly as reasonably practicable following the date of this Agreement or, if applicable, following confirmation by the SEC or its staff that it has no further comments on the Proxy Statement. The Company shall promptly notify Rhône upon the receipt of any written or oral comments from the SEC or its staff or any written or oral request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall provide Rhône with copies of all correspondence between the Company and its representatives, on the one hand, and the SEC and its staff, on the other hand, with respect thereto. Prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto (orally or in writing), the Company shall (i) provide Rhône and its counsel an opportunity to review and comment on such document or response and (ii) give reasonable consideration to all comments proposed by Rhône or its counsel.

(b) The Company shall use its reasonable best efforts to promptly and duly call, give notice of, convene and hold, the Special Meeting and take all other necessary actions so that, as promptly as reasonably practicable following the mailing of the Proxy Statement, the Special Meeting for the purpose of obtaining the Stockholder Approval is held. Subject to Section 3.1(c), the Company shall include in the Proxy Statement the unanimous recommendation of the Board (with the Rhône Directors taking no part in such recommendation) that the stockholders of the Company approve the issuance and sale of the shares of Common Stock in the Exchanges and vote in favor of such issuance.

(c) The information supplied by the Company for inclusion in the Proxy Statement shall not, at (i) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders and (ii) the time of the Special Meeting, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Special Meeting, any event or circumstance relating to the Company, or its officers or directors, should be discovered by the Company which should be set forth in an amendment or a supplement to the Proxy Statement, the Company shall promptly inform Rhône.

4.	REPRESENTATIONS AND WARRANTIES.

4.1 Representations and Warranties of the Company and the Borrowers.  The Company and the Borrowers, jointly and severally, represent and warrant to Rhône and each of the Lenders that:

(a) Existence, Power and Ownership.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Borrowers is a corporation or a private limited liability company, duly organized or formed, validly existing, and, where applicable, in good standing under the laws of the jurisdiction of its incorporation or organization.

(b) Authorization.  The Company and each of the Borrowers has the corporate or other requisite power and authority to enter into this Agreement and to perform its obligations under, and consummate the transactions contemplated by, this Agreement and, solely with respect to the Company, the Stockholders Agreement, and has by proper action duly authorized the execution and delivery of this Agreement and, solely with respect to the Company, the Stockholders Agreement.

(c) No Conflicts.  None of the execution and delivery of this Agreement by the Company or the Borrowers, or, solely with respect to the Company, the Stockholders Agreement by the Company, or the consummation of the transactions contemplated herein or therein or the performance of and compliance with the terms and provisions hereof or thereof will: (i) violate or conflict with any provision of the Certificate of Incorporation or the Bylaws, or any of the Borrowers’ certificate of incorporation, bylaws or other constituent documents; (ii) violate any law, regulation, order, writ, judgment, injunction, decree or permit applicable to the Company or any of the Borrowers; (iii) violate or materially conflict with any contractual provisions of, or cause an event of default under, any material indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which the Company or any of the Borrowers is a party or by which the Company or any of the Borrowers or any of their properties may be bound; or (iv) result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to their properties, except in the case of clauses (ii), (iii) and (iv), for such violations, conflicts or defaults, or liens, security interests or encumbrances that would not, individually or in the aggregate, result in a Material Adverse Effect.

(d) Consents.  Subject to (i) the filing of a notification under the HSR Act and the expiration or termination of the waiting period required thereunder, (ii) receipt of the Stockholder Approval, (iii) the accuracy of the representations and warranties of Rhône and the Lenders set forth in Section 4.2 hereof, (iv) the filing of a supplemental listing application in accordance with the NYSE Listed Company Manual and (v) any consents, approvals or authorizations already obtained on or prior to the date hereof and in full force and effect, no consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or other Person is required in connection with the execution, delivery or performance of this Agreement.

(e) Enforceable Obligations.  This Agreement has been, and at the closing of the First Exchange, the Stockholders Agreement will be, duly executed and delivered by the Company and, solely with respect to this Agreement, each of the Borrowers and assuming due authorization, execution and delivery hereof by Rhône and each of the Lenders, this Agreement constitutes and, at the closing of the First Exchange, the Stockholders Agreement will constitute, a legal, valid and binding obligation of the Company and, solely with respect to this Agreement, each of the Borrowers, enforceable in accordance with their terms subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(f) Capitalization.  As of the date hereof, the Company’s authorized capital stock consists of (i) 285,000,000 shares of Common Stock of which 132,596,464 shares of Common Stock were issued and outstanding and (ii) 5,000,000 shares of Preferred Stock, including, without limitation, 1,000,000 shares of Series A Preferred Stock of which no shares were issued and outstanding. As of the date hereof, 2,885,200 shares of Common Stock are held in treasury, 13,269,447 shares of Common Stock are reserved for issuance upon exercise of outstanding stock options, 1,693,227 shares of Common Stock are reserved for future issuance under the Company’s equity compensation plans, and 25,653,831 shares of Common Stock are reserved for issuance upon exercise of the Warrants. As of the date hereof, 1,000,000 shares of Series A Preferred Stock are reserved for issuance upon exercise of the Warrants. There are no authorized or outstanding securities of the Company of any kind or class having power generally to vote in the election of directors other than the Common Stock. There are no other classes of capital stock of the Company authorized or outstanding. The outstanding shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable. As of the date hereof, there are no preemptive rights (other than as set forth in Section 6.5 of the Stockholders Agreement and Section 5.6 of the Warrant Agreement) or other outstanding rights, options, warrants, conversion rights or agreements or commitments of any character relating to the Company’s authorized and issued, unissued or treasury shares of capital stock, and the Company has not issued any debt securities, other securities, rights or obligations that are currently outstanding and convertible into or exchangeable for, or giving any Person a right to subscribe for or acquire, capital stock of the Company.

(g) Board Approvals.  (i) The Board has taken all corporate actions necessary under the Certificate of Incorporation, the Bylaws and the DGCL, including, without limitation, for purposes of Section 203 thereunder, to approve the transactions contemplated herein, and (ii) other than the Rhône Directors who abstained from all discussion and voting with respect to the Exchanges, the Board resolved to recommend that stockholders of the Company approve the issuance and sale of the shares of Common Stock in the Exchanges and vote in favor of such issuance (the “Recommendation”), and no such approval or recommendation has been withdrawn; provided, however, that nothing in this Section 4.1(g) shall prevent the Board from acting in accordance with its fiduciary duties or applicable law or from acting in good faith in accordance with the Certificate of Incorporation and the Bylaws.

(h) Issuance of Common Stock.  The Common Stock to be issued pursuant to the Exchanges against payment therefor, when so issued and delivered by the Company, will have been (i) duly and validly authorized, issued, fully paid and nonassessable, free and clear of any mortgage, pledge, lien, security interest, claim, voting agreement, conditional sale agreement, title retention agreement, restriction, option or encumbrance of any kind, character or description whatsoever, other than those contained in the Stockholders Agreement, and no Person (other than each of the Lenders) will have any preemptive right of subscription, purchase or share issuance in respect thereof, (ii) free of any restrictions on transfer other than restrictions on transfer under applicable federal and state securities laws and restrictions provided under Section 2.1 of the Stockholders Agreement, and (iii) assuming the accuracy of the representations and warranties of Rhône and the Lenders set forth in Section 4.2 hereof, issued in compliance with all applicable federal and state securities laws. The Company has duly authorized and reserved a sufficient number of shares of Common Stock for issuance upon the completion of the Exchanges pursuant to the terms of this Agreement.

(i) State Takeover Statutes Inapplicable.  The Board has taken all corporate actions necessary so that Section 203 of the DGCL is inapplicable to the issuance of shares of Common Stock pursuant to the Exchanges. No other “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation is applicable to the issuance of shares of Common Stock pursuant to the Exchanges.

(j) No Registration Requirement.  None of the Company or any of its subsidiaries has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Securities Act) that is or would be integrated with the issuance of the Common Stock pursuant to the Exchanges in a manner that would require the registration under the Securities Act of the Common Stock issued pursuant to the Exchanges or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Common Stock issued pursuant to the Exchanges or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act. Assuming the accuracy of the representations and warranties of Rhône and the Lenders in Section 4.2 hereof, it is not necessary in connection with the offer, sale and delivery of the Common Stock issuable in connection with the Exchanges in the manner contemplated herein to register any of such Common Stock under the Securities Act.

(k) Proxy Statement.  The Proxy Statement filed with the SEC shall not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading at the time of (i) the mailing of the definitive Proxy Statement to the Company’s stockholders, and (ii) the Special Meeting. Notwithstanding the foregoing, the representation and warranty made in this Section 4.1(k) does not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company by Rhône with respect to Rhône and the Lenders expressly for use in the Proxy Statement or any amendment thereof.

4.2 Representations and Warranties of Rhône and the Lenders.  Rhône and each of the Lenders, severally and not jointly, hereby represents and warrants that:

(a) Authorization.  Rhône and each of the Lenders has the corporate or limited liability company, as the case may be, power and authority to enter into this Agreement and the Stockholders Agreement and to perform its obligations under, and consummate the transactions contemplated by, this Agreement and the Stockholders Agreement and has by proper action duly authorized the execution and delivery of this Agreement and the Stockholders Agreement.

(b) No Conflicts.  None of the execution and delivery of this Agreement and the Stockholders Agreement by Rhône and each of the Lenders and the consummation of the transactions contemplated herein or therein or the performance of and compliance with the terms and provisions hereof or thereof will: (i) violate or conflict with any provision of the constituent documents of Rhône or any of the Lenders; or (ii) violate any law, regulation, order, writ, judgment, injunction, decree or permit applicable to Rhône or any of the Lenders, except in the case of clause (ii), for such violations that would not, individually or in the aggregate, result in a Rhône Material Adverse Effect.

(c) Enforceable Obligations.  This Agreement has been, and at the closing of the First Exchange, the Stockholders Agreement will be, duly executed and delivered by Rhône and each of the Lenders and assuming due authorization, execution and delivery hereof by the Company and each of the Borrowers, this Agreement constitutes, and, at the closing of the First Exchange, the Stockholders Agreement will constitute, a legal, valid and binding obligation of Rhône and each of the Lenders, enforceable in accordance with their terms subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(d) Investment Intent.  Each Lender acknowledges that the Common Stock issued pursuant to the Exchanges will not have been, at the time of issuance, registered under the Securities Act or under any state securities laws. Each Lender (i) is acquiring the Common Stock issuable pursuant to the Exchanges pursuant to an exemption from registration under the Securities Act and solely for investment with no present intention to distribute any of the securities to any Person in violation of the Securities Act or any other applicable securities laws and (ii) will not sell or otherwise dispose of any of such Common Stock, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws.

(e) Accredited Investor Status.  (i) Each Lender is an “accredited investor” as such term is defined in Rule 501(a) promulgated under the Securities Act whose knowledge and experience in financial and business matters are such that each Lender is capable of evaluating the merits and risks of its investment in the shares of Common Stock issuable pursuant to the Exchanges and (ii)(A) each Lender’s financial situation is such that each Lender can afford to bear the economic risk of holding the shares of Common Stock issuable pursuant to the Exchanges for an indefinite period of time, (B) each Lender can afford to suffer complete loss of its investment in shares of Common Stock issuable pursuant to the Exchanges, (C) the Company has made available to each Lender all documents and information that each Lender has requested relating to an investment in the Company, and (D) each Lender has had adequate opportunity to ask questions of, and receive answers from, the Company as well as the Company’s officers, employees, agents and other representatives concerning the Company’s business, operations, financial condition, assets, liabilities and all other matters relevant to each Lender’s investment in the shares of Common Stock issuable pursuant to the Exchanges.

(f) Restricted Securities.  Each of the Lenders agree that, at the time of issuance, the Common Stock issuable pursuant to the Exchanges will not be registered under the Securities Act or qualified under any state securities laws. Such securities are being issued on the basis that the Exchanges and the issuance by the Company in connection therewith of its Common Stock to the Lenders are exempt from registration under the Securities Act and from applicable state securities laws. Rhône and each of the Lenders agree that the reliance by the Company on such exemptions is predicated, in part, on the representations and warranties and other agreements of Rhône and each of the Lenders set forth in this Agreement. Rhône and each of the Lenders acknowledge and agree that each certificate representing the Common Stock issued in the Exchange shall bear the legend substantially in the form set forth in Section 2.2(e) of the Stockholders Agreement.

(g) Beneficial Ownership.  As of the date hereof, Rhône and its Affiliates, including the Lenders, collectively, beneficially own, or have the right to acquire, whether such right is exercisable immediately or only after the passage of time, 25,758,831 shares of Common Stock.

(h) Term Loans.  As of the date hereof, the principal amount of US Term Loans held by each Lender under the US Credit Agreement and the principal amount of European Term Loans held by each Lender under the European Credit Agreement are set forth on Schedule 4.2(g) attached hereto.

5.	COVENANTS

5.1 Modification of Credit Agreements.  In the event that immediately following the closing of the Exchanges, $30,000,000 or less in aggregate principal amount of the Term Loans remains outstanding, Section 7.14(a) of each of the US Credit Agreement and the European Credit Agreement shall be modified, automatically and without any further action, so as to replace the tables therein with the following:

Americas Consolidated
Measurement Period Ending	EBITDA

January 31, 2010	$20,000,000
April 30, 2010	$20,000,000
July 31, 2010	$18,000,000
October 31, 2010	$24,000,000
January 31, 2011	$27,000,000
April 30, 2011	$30,000,000
July 31, 2011	$33,000,000
October 31, 2011	$39,000,000
January 31, 2012	$42,000,000
April 30, 2012	$45,000,000
July 31, 2012	$48,000,000
October 31, 2012 and the last day of each Fiscal Quarter thereafter	$51,000,000

5.2 Beneficial Ownership.  Prior to the Standby Exchange Exercise Date, other than pursuant to a Permitted Transaction or as a result of the exercise of any preemptive rights under Section 5.6 of the Warrant Agreement, Rhône and its Affiliates, including the Lenders, shall not, increase their aggregate beneficial ownership of Common Stock (including, for the avoidance of doubt, any shares of Common Stock that Rhône and its Affiliates have the right to acquire) from the amount set forth in Section 4.2(g) hereof.

5.3 Preemptive Rights.  The Lenders hereby waive their respective preemptive rights under Section 5.6 of the Warrant Agreement with respect to (i) the first underwritten public offering of Common Stock, if any, occurring prior to September 30, 2010 with gross proceeds of no more than $115 million and a public offering price of no less than $4.50 per share of Common Stock and (ii) the shares of Common Stock issuable in the Exchanges. In the event that the gross proceeds of such offering exceed $115 million and/or the public offering price is less than $4.50 per share of Common Stock, the Lenders shall deliver notice to the Company within 10 days following the pricing date relating to such offering, of their intention to exercise their preemptive rights to purchase at the public offering price an additional number of shares of Common Stock to maintain their respective proportionate, as-if-exercised ownership interest in the Company based on the number of shares of Common Stock outstanding immediately prior to such offering. If the Lenders fail to deliver such notice within such 10-day period, the Lenders shall be deemed to have waived their respective preemptive rights with respect to such offering. If the Lenders elect to exercise their preemptive rights with respect to such offering, the closing of the exercise of such preemptive rights shall occur as soon as reasonably practicable following the consummation of such offering or, if applicable, the expiration of the over-allotment option, subject to obtaining stockholder approval if required and regulatory approvals. For the avoidance of doubt, the preemptive rights set forth in Section 5.6 of the Warrant Agreement shall otherwise remain in effect.

5.4 Term Loans.  Prior to the Standby Exchange Exercise Date, each Lender shall not sell, transfer, assign, encumber, grant a participation in or otherwise dispose of the Term Loans held by such Lender or their rights in respect thereof.

6.	CONDITIONS PRECEDENT TO THE EXCHANGES.

6.1 Conditions Precedent to each of the First Exchange and the Standby Exchange.

(a) Notwithstanding any other provision of this Agreement, none of Rhône or any of the Lenders will be obligated to complete the First Exchange and, if applicable, the Standby Exchange, or fulfill any other obligations arising hereunder, unless the following conditions precedent have been (or, substantially contemporaneously with the applicable Exchange, will be) satisfied in full:

(i) Receipt within ninety (90) days of the date of this Agreement of the Stockholder Approval;

(ii) The Company and the Borrowers having performed in all material respects each of the obligations required by this Agreement to be performed or complied with by the Company at or prior to the closing date of such Exchange;

(iii) If required, the filing of a notification under the HSR Act and the expiration or termination of the waiting period and any extension of such period under the HSR Act as applicable to the Exchanges;

(iv) Execution and delivery by the Company of the Stockholders Agreement;

(v) Delivery to the Lenders of the certificates representing the shares of Common Stock issuable pursuant to such Exchange;

(vi) Delivery to Rhône and the Lenders of a legal opinion, dated as of the closing date of such Exchange, by Skadden, Arps, Slate, Meagher & Flom LLP, the Company’s outside legal counsel, such opinion, subject to customary limitations, exceptions, assumptions and qualifications, to be limited to the following matters: (A) each of this Agreement and the Stockholders Agreement has been duly authorized, executed and delivered by the Company; (B) each of this Agreement and the Stockholders Agreement is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms; (C) the Common Stock issuable to the Lenders pursuant to such Exchange, when issued to the Lenders in accordance with the terms of this Agreement, will have been validly issued, fully paid and nonassessable; (D) the Company is validly existing in good standing under the laws of the State of Delaware; and (E) the execution and delivery by the Company of this Agreement and the Stockholders Agreement and the consummation of the applicable transactions contemplated herein or therein do not: (x) constitute a violation of, or a default under, the material contracts filed as Exhibits 4.1, 10.11, 10.12, 10.13 and 10.16 to the Company’s Form 10-K for the fiscal year ended October 31, 2009, (y) result in a “change of control” under the material contracts filed as Exhibits 4.1 and 10.13 to the Company’s Form 10-K for the fiscal year ended October 31, 2009 (subject to (a) the accuracy of the representation and warranty made by Rhône and the Lenders in Section 4.2(g) hereof and (b) an officer’s certificate from the Company as to the beneficial ownership of Rhône and its Affiliates (including the Lenders)

(expressed as a percentage) based on the information provided in clause (a) and in the case of Exhibit 4.1 to the Company’s Form 10-K for the fiscal year ended October 31, 2009, the number of outstanding shares of Voting Stock of the Company and in the case of Exhibit 10.13 to the Company’s Form 10-K for the fiscal year ended October 31, 2009, based on the number of outstanding equity interests of the Company entitled to vote for members of the Board on a fully-diluted basis (as determined in accordance with and as defined in the agreement filed as such Exhibit 10.13), in each case, such outstanding number to be provided by the Company), or (z) violate or conflict with, or result in any contravention of, the DGCL, the laws of the State of New York or the laws of the State of California;

(vii) As of the closing date of such Exchange (except for any representation or warranty that is expressly made as of a specified date, in which case as of such specified date), each representation or warranty of the Company or the Borrowers contained in this Agreement shall be true and correct in all material respects (except for such representations and warranties as are qualified by materiality or Material Adverse Effect, which representations and warranties shall be true and correct in all respects);

(viii) Execution and delivery to Rhône of a certificate, dated as of the closing date of such Exchange, from the Chief Executive Officer or the Chief Financial Officer of the Company confirming that (i) the representations and warranties of the Company contained in this Agreement are true and correct in all material respects (except for such representations and warranties as are qualified by materiality or Material Adverse Effect, which representations and warranties shall be true and correct in all respects) on and as of such closing date with the same force and effect as though such representations and warranties had been made on and as of such closing date, other than those representations and warranties that are made as of another date, in which case such representations and warranties shall be true and correct as of such other date, and (ii) all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by the Company at or prior to such closing date have been performed and complied with in all material respects; and

(ix) The Company shall have paid to Rhône and/or each of the Lenders all amounts due under (i) this Agreement, including, without limitation, the Exchange Fee and all expenses provided for in Section 7.3 and (ii) the Credit Agreements as provided in Section 2.1(a) and, if applicable, Section 2.2(c).

(x) No temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any governmental authority shall be in effect which prohibits, restrains or renders illegal the consummation of the transactions contemplated by this Agreement.

(b) Notwithstanding any other provision of this Agreement, none of the Company or the Borrowers will be obligated to complete the First Exchange and, if applicable, the Standby Exchange, or fulfill any other obligations arising hereunder, unless the following conditions precedent have been (or, substantially contemporaneously with the applicable Exchange, will be) satisfied in full:

(i) Receipt within ninety (90) days of the date of this Agreement of the Stockholder Approval;

(ii) Rhône and the Lenders having performed in all material respects each of the obligations required by this Agreement to be performed or complied with by Rhône and the Lenders at or prior to the closing date of such Exchange;

(iii) If required, the filing of a notification under the HSR Act and the expiration or termination of the waiting period and any extension of such period under the HSR Act as applicable to the Exchanges;

(iv) Execution and delivery by Rhône Capital III L.P. and each Lender of the Stockholders Agreement; and

(v) As of the closing date of such Exchange (except for any representation or warranty that is expressly made as of a specified date, in which case as of such specified date), each representation or warranty of Rhône and the Lenders contained in this Agreement shall be true and correct in all material respects (except for such representations and warranties as are qualified by materiality or Rhône Material Adverse Effect, which representations and warranties shall be true and correct in all respects).

(vi) No temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any governmental authority shall be in effect which prohibits, restrains or renders illegal the consummation of the transactions contemplated by this Agreement.

6.2 Conditions Precedent to the Standby Exchange.  Notwithstanding any other provision of this Agreement, none of Rhône or any of the Lenders will be obligated to complete the Standby Exchange if the Company fails to provide to Rhône, pursuant to Section 2.2(a), an irrevocable, written notice on or prior to the Standby Exchange Exercise Date.

7.	TERMINATION; FEES AND EXPENSES.

7.1 Termination.

(a) Subject to Section 7.1(c), in the event that Company or the Borrowers are not obligated to complete the First Exchange due to the failure to satisfy the conditions precedent to the closing of the Exchanges provided for in Section 6.1(b), the Company may terminate this Agreement by delivering notice to Rhône of such termination; provided that, notwithstanding the foregoing, the Company may not terminate this Agreement at any time where it is in material breach of any of its obligations under this Agreement.

(b) Subject to Section 7.1(c), in the event that Rhône or any of the Lenders are not obligated to complete the First Exchange due to the failure to satisfy the conditions precedent to the closing of the Exchanges provided for in Section 6.1(a), Rhône and the Lenders may terminate this Agreement by delivering notice to the Company of such termination; provided that, notwithstanding the foregoing, Rhône and the Lenders may not terminate this Agreement at any time where they are in material breach of any of their obligations under this Agreement.

(c) In the event of termination of this Agreement in accordance with Section 7.1(a) or Section 7.1(b), this Agreement shall become void and of no effect, with no liability to any Person on the part of any party hereto (or of any of its representatives or Affiliates); provided, however, that (i) no such termination shall relieve any party hereto of any liability or damages to the other party hereto resulting from any material breach of this Agreement occurring prior to such termination and (ii) the provisions set forth in Sections 7.2 and 7.3 and Article 8 (other than Sections 8.11 and 8.13), and all related definitions, shall survive the termination of this Agreement.

7.2 Termination Fee.  In the event the First Exchange fails to close due to (i) the failure by the Company to obtain the Stockholder Approval on or prior to September 22, 2010, and the Company prepays any portion of the outstanding principal amount of the Term Loans within six (6) months immediately following the earlier of (A) the date of the Special Meeting (or, if adjourned, the date of the reconvened Special Meeting) at which the Exchanges are not approved as a result of the negative vote of the Company’s stockholders or (B) September 22, 2010, (ii) the Board changing the Recommendation, or (iii) a material breach by the Company of its obligations hereunder, the Company shall pay a termination fee to Rhône, as agent for the Lenders, in an aggregate amount equal to $10,000,000 (the “Termination Fee”). Notwithstanding anything contained herein to the contrary, Rhône, as agent for the Lenders, will not be entitled to receive the Termination Fee under any other circumstances and the Termination Fee shall be the sole and exclusive remedy of Rhône and the Lenders as a result of a termination of this Agreement by the Company pursuant to Section 7.1(a) or by Rhône and the Lenders pursuant to Section 7.1(b). Upon the payment of the Termination Fee pursuant to this Section 7.2, none of the Company and the Borrowers shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated by this Agreement (other than indemnification obligations under Section 8.9 and any expense reimbursement obligations under Section 7.3).

7.3 Expenses.  All reasonable and documented out-of-pocket costs and expenses incurred by Rhône or the Lenders in connection with the Exchanges, including, without limitation, reasonable counsel fees and the filing fees in connection with all necessary notifications and other filings under the HSR Act shall be borne by the Company and shall be payable by the Company no later than ten (10) days following receipt by the Company of (i) a written notice from Rhône or the Lenders indicating any payments due pursuant to this

Section 7.3, and (ii) reasonably detailed documentation of the expenses for which reimbursement is sought. For the avoidance of doubt, nothing under this Section 7.3 or Section 2.4 shall amend the expense reimbursement obligations of the Company under the Credit Agreements.

8.	MISCELLANEOUS.

8.1 Payment of Taxes.  The Company shall pay all transfer, stamp and other similar taxes that may be imposed in respect of the issuance or delivery of the Common Stock pursuant to the Exchanges.

8.2 Notices.  Any notice, demand or delivery to the Company or Rhône or the Lenders authorized by this Agreement shall be sufficiently given or made when mailed if sent by first-class mail, postage prepaid, addressed to the Company or Rhône, as applicable, as follows:

If to the Company:

Quiksilver, Inc.
15202 Graham St.
Huntington Beach, CA 92649
Fax: (734) 477-1370
Attention: General Counsel

With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue
Los Angeles, CA 90071-3144
Fax: (213) 621-5493
Attention: Brian J. McCarthy and K. Kristine Dunn

If to Rhône:

Rhône Group L.L.C.
630 Fifth Avenue, 27th Floor
New York, NY 10111
Fax: (212) 218-6789
Attention: Baudoin Lorans and M. Allison Steiner

With a copy to:

Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004-2498
Fax: (212) 558-3588
Attention: Richard A. Pollack

or such other address as shall have been furnished to the party giving or making such notice, demand or delivery.

Any notice required to be given by the Company to the Lenders pursuant to this Agreement shall be made by mailing by registered mail, return receipt requested, to the Lenders at their respective addresses shown on Schedule 2.1(a) attached hereto. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given when mailed, whether or not the Lender receives the notice.

8.3 Agent.  The Lenders appoint Rhône as their agent and authorize Rhône to bind, and take all actions in connection with this Agreement on behalf of, the Lenders. The Company shall be entitled to rely on direction by Rhône on behalf of any Lender for all purposes hereunder.

8.4 Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT

LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND THE NEW YORK CIVIL PRACTICE LAWS AND RULES 327(B).

8.5 Submission to Jurisdiction.  EACH OF THE BORROWERS AND THE COMPANY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE STOCKHOLDERS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE BORROWERS AND THE COMPANY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE BORROWERS AND THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY OF THE LENDERS OR RHôNE MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE STOCKHOLDERS AGREEMENT AGAINST ANY OF THE COMPANY OR THE BORROWERS OR THEIR PROPERTIES IN THE COURTS OF ANY JURISDICTION.

8.6 Service of Process.  EACH OF THE BORROWERS AND THE COMPANY IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 8.2.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

8.7 Waiver of Venue.  EACH OF THE BORROWERS AND THE COMPANY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN SECTION 8.5 OF THIS AGREEMENT. EACH OF THE BORROWERS AND THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

8.8 Persons Benefiting.  This Agreement shall be binding upon and inure to the benefit of the Company, the Borrowers and Rhône, and their successors, assigns, beneficiaries, executors and administrators, and the Lenders. Nothing in this Agreement is intended or shall be construed to confer upon any Person, other than the Company, the Borrowers, Rhône and the Lenders, any right, remedy or claim under or by reason of this Agreement or any part hereof.

8.9 Indemnification.  The Company and the Borrowers shall, jointly and severally, indemnify Rhône, the Lenders and each of their respective agents, attorneys, accountants, advisors, consultants, directors, officers, employees, partners, stockholders, Affiliates and other representatives (each such Person an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, causes of action, damages, liabilities, settlement payments, costs and related expenses (including the reasonable fees, charges and disbursements of counsel (it being understood that the Company shall not be liable for the fees and expenses of more than one counsel)), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Company or the Borrowers arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the transactions contemplated hereby or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or the Borrowers or any of their directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, willful misconduct or bad faith of such Indemnitee.

8.10 Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

8.11 Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

8.12 Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. No party shall assign this Agreement or any rights or obligations hereunder.

8.13 Survival.  The parties agree that the covenants and agreements contained in this Agreement and the representations and warranties of the parties contained in Article 4 shall survive indefinitely, notwithstanding any due diligence investigation conducted by or on behalf of Rhône or the Lenders.

8.14 Publicity.  The Company and Rhône each shall consult with each other prior to issuing any press releases or making any public statement with respect to this Agreement or the Stockholders Agreement and the transactions contemplated hereby and thereby, and shall not issue any such press release or make any such public statement with respect thereto unless the text of the statement shall first have been agreed to by the parties hereto; provided, however, that Rhône and the Lenders may make customary communications with their limited partners and other co-investors without consulting the Company. Notwithstanding the foregoing, Rhône, the Lenders and the Company acknowledge and agree that (i) the Company will file a Current Report on Form 8-K with the SEC that will describe the terms of this Agreement and the transactions contemplated hereby, (ii) Rhône, the Lenders and certain of their Affiliates will file one or more amendments to their Schedule 13D and a Form 4 with respect to the Exchanges that will describe the terms of this Agreement, the transactions contemplated hereby and the results of the Exchanges and (iii) nothing contained in this Section 8.14 shall prohibit the Company, Rhône or the Lenders from complying with its obligations under the federal securities laws or the rules and regulations of the NYSE.

8.15 Exchange Rate.  For purposes of this Agreement, with respect to the First Exchange Closing Date, the Standby Exchange Closing Date or the date immediately following the closing of the Exchanges, as applicable, the Dollar equivalent of any Euro-denominated principal amount outstanding under the European Term Loans on such date shall be equal to the product of (i) the applicable Euro-denominated principal amount multiplied by (ii) the Dollar to Euro exchange rate published in The Wall Street Journal on the day immediately prior to such date.

8.16 Severability.  In case any provision of this Agreement is declared invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

8.17 Headings.  The descriptive headings of the several Sections and Sub-Sections of this Agreement are inserted for convenience and shall not control or affect the meaning or construction of any of the provisions hereof.

8.18 Entire Agreement.  The Letter Agreement is hereby terminated and replaced by this Agreement. This Agreement and the other agreements referred to herein constitute the entire agreement and supersede all prior agreements, including the Letter Agreement, and understandings, both written and oral, between the parties with respect to the subject matter hereof.

8.19 Limitation of Liability.  No party to this Agreement shall be liable to any other party for any consequential, indirect, special or incidental damages under any provision of this Agreement or for any consequential, indirect, penal, special or incidental damages arising out of any act or failure to act hereunder even if that party has been advised of or has foreseen the possibility of such damages.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

QUIKSILVER, INC.

By:
Name:
Title:

QUIKSILVER AMERICAS, INC.

By:
Name:
Title:

MOUNTAIN & WAVE S.À R.L.

By:
Name:
Title:

ROMOLO HOLDINGS C.V.

By:
Name:
Title:

TRITON SPV L.P.

By:
Name:
Title:

TRITON ONSHORE SPV L.P.

By:
Name:
Title:

TRITON OFFSHORE SPV L.P.

By:
Name:
Title:

TRITON COINVESTMENT SPV L.P.

By:
Name:
Title:

RHÔNE GROUP L.L.C.

By:
Name:
Title:

[Signature Page to Exchange Agreement]

Schedule 2.1(a)

Number of Shares of
Common Stock to be
Lender	Issued in the First Exchange

Romolo Holdings C.V. c/o Numitor Governance S.à r.l. c/o Rhône Group L.L.C. 630 5th Avenue, 27th Floor New York, NY 10111	1,040,634
Triton SPV L.P. c/o Triton GP SPV LLC c/o Rhône Capital III L.P. 630 5th Avenue, 27th Floor New York, NY 10111	2,081,477
Triton Onshore SPV L.P. c/o Triton GP SPV LLC c/o Rhône Capital III L.P. 630 5th Avenue, 27th Floor New York, NY 10111	6,719,935
Triton Offshore SPV L.P. c/o Triton GP SPV LLC c/o Rhône Capital III L.P. 630 5th Avenue, 27th Floor New York, NY 10111	5,600,700
Triton Coinvestment SPV L.P. c/o Triton GP SPV LLC c/o Rhône Capital III L.P. 630 5th Avenue, 27th Floor New York, NY 10111	1,223,921
TOTAL	16,666,667

Schedule 4.2(g)

	Aggregate	Aggregate
	Principal Amount of	Principal Amount of
Lender	US Term Loans	European Term Loans

Romolo Holdings C.V.	$8,125,072.18	€1,379,446.19
Triton SPV L.P.	$16,251,768.97	€2,759,168.20
Triton Onshore SPV L.P.	$52,467,943.21	€8,907,822.94
Triton Offshore SPV L.P.	$43,729,172.47	€7,424,185.16
Triton Coinvestment SPV L.P.	$9,556,134.08	€1,622,406.85
TOTAL	$130,130,090.91	€22,093,029.34

Exhibit 2.6

STOCKHOLDERS AGREEMENT
by and among
QUIKSILVER, INC.,
THE INITIAL HOLDERS
and
RHÔNE CAPITAL III L.P.
Dated as of • , 2010

i

STOCKHOLDERS AGREEMENT

This STOCKHOLDERS AGREEMENT (the “Agreement”) is entered into as of • , 2010 by and among Quiksilver, Inc., a Delaware corporation (the “Company”), the Initial Holders and Rhône Capital III L.P. (“Rhône”).

WITNESSETH:

WHEREAS, the Company, the Initial Holders and Rhône Group L.L.C. are party to the Exchange Agreement, dated as of June • , 2010 (the “Exchange Agreement”), pursuant to which the Initial Holders are exchanging (i) pursuant to the First Exchange (as defined in the Exchange Agreement), on a pro rata basis, $75,000,000 of the principal amount outstanding under the Term Loans (as defined in the Exchange Agreement) for an aggregate of 16,666,667 shares of Common Stock and (ii) if the Borrowers (as defined in the Exchange Agreement) have exercised their option in respect of the Standby Exchange (as defined in the Exchange Agreement), an additional portion of the outstanding principal amount of the Term Loans for such additional number of shares of Common Stock as determined under the Exchange Agreement;

WHEREAS, in connection with the consummation of the transactions contemplated by the Exchange Agreement, the parties desire to enter into this Agreement in order to create certain rights for Rhône Capital III L.P. and the Initial Holders; and

WHEREAS, the execution of this Agreement is an inducement and a condition precedent to the obligations of the parties to the Exchange Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and in the Exchange Agreement, as an inducement to Rhône and the Initial Holders to consummate the transactions contemplated by the Exchange Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	DEFINITIONS.

As used in this Agreement, the following terms shall have the following meanings:

“ABL Agent” means Bank of America, N.A., in its capacity as administrative agent for the lenders under the ABL Credit Agreement, together with any successor agent.

“ABL Credit Agreement” means the Credit Agreement, dated as of July 31, 2009 among Quiksilver Americas, Inc., the other borrowers party thereto, the Company, the other guarantors party thereto, the lenders party thereto, the ABL Agent, Bank of America, N.A. and General Electric Capital Corporation, as co-collateral agents, and the other agents party thereto, and any refinancings, refundings, renewals or extensions thereof permitted hereunder.

“Affiliate” means with respect to any Person, a Person that directly or indirectly controls, is controlled by or is under direct or indirect common control with such Person. For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Appointing Funds” means Triton Onshore SPV L.P. and Triton Coinvestment SPV L.P.

“Board” means the board of directors of the Company.

“Bylaws” means the Company’s Amended and Restated Bylaws, as amended from time to time.

“Capital Stock” means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of the Company, including any preferred stock but excluding any debt securities convertible into such equity.

“Certificate of Incorporation” means the Company’s Restated Certificate of Incorporation, as amended from time to time.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Common Stock Equivalent” means any warrant, right or option to acquire any shares of Common Stock or any security convertible or exchangeable into shares of Common Stock.

“Company” has the meaning set forth in the recitals to this Agreement and its successors and assigns.

“Consolidated” means, when used to modify a financial term, test, statement, or report of a Person, the application or preparation of such term, test, statement or report (as applicable) based upon the consolidation, in accordance with GAAP, of the financial condition or operating results of such Person and its Subsidiaries.

“DGCL” means the Delaware General Corporation Law.

“Equity Interests” means with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, and all of the warrants or options for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person (including partnership, member or trust interests therein), whether voting or nonvoting.

“Exchanges” means the First Exchange and the Standby Exchange, each as defined in the recitals to this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agreement” has the meaning set forth in the recitals to this Agreement.

“Exchange Stock” means the Common Stock issued to the Holders under the Exchange Agreement at any time during the term of this Agreement and any securities issued or issuable with respect to any such Common Stock by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, the exercise of any preemptive rights under Section 6.5 of this Agreement or otherwise.

“Excluded Securities” means (i) the Qualifying Employee Stock, (ii) the Exchange Stock, (iii) the shares of Common Stock or Series A Preferred Stock issuable or issued upon the exercise of the Warrants, (iv) any shares of Common Stock or Common Stock Equivalents issued for non-cash consideration in connection with any merger, consolidation, acquisition or similar business combination, (v) any shares of Common Stock issued pursuant to the commitments disclosed on Schedule 8.1 of the Warrant Agreement and (vi) any shares of Common Stock or Common Stock Equivalents issued in connection with any joint venture, licensing, development or sponsorship activities in the ordinary course of business.

“French Credit Agreement” means the Facilities Agreement, dated as of July 31, 2009, among, inter alia, Pilot SAS, a Société par Actions Simplifiée, and Na Pali, a Société par Actions Simplifiée, as borrowers, the Parent and Pilot SAS, as original guarantors, and Crédit Lyonnais, BNP Paribas and Société Générale Corporate & Investment Banking, as mandated lead arrangers, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Fiscal Month” means any fiscal month of any Fiscal Year, which month shall generally end on the last day of each calendar month in accordance with the fiscal accounting calendar of the Company.

“Fiscal Quarter” means any fiscal quarter of any Fiscal Year, which quarters shall generally end on the last day of each January, April, July and October of such Fiscal Year in accordance with the fiscal accounting calendar of the Company.

“Fiscal Year” means any period of 12 consecutive months ending on October 31st of any calendar year.

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“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Holders” means the Initial Holders and any assignee or transferee of such Initial Holders and, unless otherwise provided or indicated herein, the holders of the Exchange Stock.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Initial Holders” means each of (i) Romolo Holdings C.V., (ii) Triton SPV L.P., (iii) Triton Onshore SPV L.P., (iv) Triton Offshore SPV L.P. and (v) Triton Coinvestment SPV L.P.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities, or condition (financial or otherwise) of the Company taken as a whole; (b) a material impairment of the ability of the Company to perform its obligations under this Agreement; or (c) a material impairment of the rights and remedies of Rhône, the Initial Holders and/or Rhône Group L.L.C., as applicable, under the Credit Agreements (for so long as the Credit Agreements will remain outstanding after giving effect to the Exchanges), the Warrant Agreement, this Agreement or the Exchange Agreement.

“Permitted Transaction” means any acquisition of any Common Stock or Common Stock Equivalent (i) by Rhône or any of its Affiliates (including, for the avoidance of doubt, any partner or employee of Rhône then serving on the Board) directly from the Company or (ii) made pursuant to a tender or exchange offer made to all stockholders of the Company.

“Permitted Transfer” means any transfer (i) to any Affiliate of Rhône or Rhône Group L.L.C. (including, for the avoidance of doubt, any entity controlled by Rhône or Rhône Group L.L.C.) or in a pro rata distribution to the partners of a fund controlled by Rhône or Rhône Group L.L.C., (ii) in an underwritten public offering, other broad distribution sale (including, without limitation, a sale pursuant to Rule 144) or open-market transaction, (iii) to any Person in connection with an offer by such Person to purchase 100% of the Common Stock then outstanding or (iv) to any Person of a number of shares of the Exchange Stock representing no greater than 15% of the then-outstanding number of shares of Common Stock.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Qualifying Employee Stock” has the meaning set forth in the Warrant Agreement.

“Rhône” has the meaning set forth in the recitals to this Agreement.

“Rhône Director” means a director nominated by an Appointing Fund.

“Rule 144, Rule 405 and Rule 415” mean, in each case, such rule promulgated under the Securities Act (or any successor provision), as the same shall be amended from time to time.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Series A Preferred Stock” means the convertible non-voting preferred stock, par value $0.01 per share, of the Company on the terms set forth in Exhibit C of the Warrant Agreement.

“Standstill Period” means the period commencing on the date hereof and continuing until such time as the restrictions set forth in Section 6.1(a) terminate in accordance with the terms of Section 6.1(c).

“Stockholder Approval” has the meaning set forth in the Exchange Agreement.

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“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the Equity Interests having ordinary voting power for the election of directors or other governing body are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

“Voting Stock” means all classes of Capital Stock of the Company then outstanding and normally entitled to vote in the election of directors.

“Warrant Agreement” means the Warrant and Registration Rights Agreement, dated as of July 31, 2009, by and among the Company, Rhône and the initial Warrant holders party thereto.

“Warrants” means the warrants issued by the Company from time to time pursuant to the Warrant Agreement.

2.	TRANSFER RESTRICTIONS; COMPLIANCE WITH THE SECURITIES ACT.

2.1 Transferability of the Exchange Stock.  The Exchange Stock may not be transferred to any Person, other than (i) with the prior written consent of the Company or (ii) pursuant to a Permitted Transfer (subject, in the case of a Permitted Transfer, to compliance with Section 2.2).

2.2 Compliance with the Securities Act.

(a) The Exchange Stock may be transferred to any Person pursuant to a Permitted Transfer, provided that such transfer shall be in compliance with this Section 2.2.

(b) A Holder may sell its Exchange Stock to a transferee that is an “accredited investor” as such term is defined in Regulation D under the Securities Act, provided that each of the following conditions is satisfied:

(i) with respect to any “accredited investor” that is not an institution, such transferee, as the case may be, provides certification establishing to the reasonable satisfaction of the Company that it is an “accredited investor”;

(ii) such transferee represents that it is acquiring the Exchange Stock for its own account and that it is not acquiring such Exchange Stock with a view to, or for offer or sale in connection with, any distribution thereof (within the meaning of the Securities Act) that would be in violation of the securities laws of the United States or any applicable state thereof, but subject, nevertheless, to the disposition of its property being at all times within its control; and

(iii) such Holder or transferee agrees to be bound by the provisions of this Section 2 with respect to any sale of the Exchange Stock.

(c) A Holder may sell its Exchange Stock in accordance with Regulation S under the Securities Act.

(d) A Holder may sell its Exchange Stock to a transferee if:

(i) such Holder gives written notice to the Company of its intention to effect such sale, which notice shall describe the manner and circumstances of the proposed transaction in reasonable detail;

(ii) such notice includes a certification by the Holder to the effect that such proposed sale may be effected without registration under the Securities Act or under applicable Blue Sky laws; and

(iii) such transferee complies with Sections 2.2(b)(ii) and 2.2(b)(iii).

(e) Except for a sale in accordance with Section 2.2(f) and subject to Section 7.2, each certificate representing the Exchange Stock held by any Holder shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable law or other agreement):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER

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APPLICABLE STATE SECURITIES LAWS. SUCH SHARES MAY BE OFFERED, SOLD OR TRANSFERRED ONLY IN COMPLIANCE WITH THE REQUIREMENTS OF SUCH ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS AND SUBJECT TO THE PROVISIONS OF THE STOCKHOLDERS AGREEMENT DATED AS OF [ • ], 2010 BY AND AMONG THE COMPANY, RHôNE CAPITAL III L.P. AND THE INITIAL HOLDERS PARTY THERETO. A COPY OF THE STOCKHOLDERS AGREEMENT IS AVAILABLE AT THE OFFICES OF THE COMPANY.

(f) A Holder may sell its Exchange Stock in a transaction that is registered under the Securities Act.

3.	AMENDMENT TO WARRANT AGREEMENT

3.1 Amendment to Warrant Agreement.  The Warrant Agreement is hereby amended as follows:

(a) Article I of the Warrant Agreement is hereby amended by inserting the following two defined terms between the defined terms “Exchange Act” and “Excluded Securities”:

“Exchange Agreement:  the Exchange Agreement, dated as of June 24, 2010, by and among the Company, Quiksilver Americas, Inc., Mountain & Wave S.à r.l., Rhône Group L.L.C. and the Initial Warrant Holders.

Exchange Stock:  the Common Stock issued to the Holders under the Exchange Agreement at any time during the term of the Stockholders Agreement and any securities issued or issuable with respect to any such Common Stock by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, the exercise of any preemptive rights under Section 6.5 of the Stockholders Agreement or otherwise.”

(b) Only with respect to Article 4 of the Warrant Agreement, but excluding Section 4.11 thereof, the definition of “Registrable Securities” as set forth in Article I of the Warrant Agreement is hereby amended in its entirety to read as follows:

“Registrable Securities:  Any (i) Common Stock, Series A Preferred Stock or other securities issuable under the Warrants to the Initial Warrant Holders on the Issuance Date and at any time during the term of this Agreement, including, without limitation, (x) any shares of Common Stock issued in connection with the exercise of any preemptive rights under Section 5.6 of this Agreement and (y) any securities issued with respect to the Common Stock, Series A Preferred Stock or other securities issuable under the Warrants in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, (ii) Exchange Stock issued pursuant to the Exchange Agreement, and (iii) Qualifying Employee Stock issued to the Rhône Directors. Registrable Securities shall continue to be Registrable Securities until (x) they are sold pursuant to an effective Registration Statement under the Securities Act, (y) they may be sold by their holder pursuant to Rule 144 without limitation thereunder on volume or manner of sale, or (z) they shall have otherwise been transferred and new securities not subject to transfer restrictions under any federal securities laws and not bearing any legend restricting further transfer shall have been delivered by the Company, all applicable holding periods shall have expired, and no other applicable and legally binding restriction on transfer by the Holder thereof shall exist.”

(c) Article I of the Warrant Agreement is hereby amended by inserting the following defined term between the defined terms “Series A Preferred Stock” and “Total Cap”:

“Stockholders Agreement:  the Stockholders Agreement, dated as of [ • ], 2010, by and among the Company, Rhône Capital III and the Initial Holders.”

(d) The first sentence of Section 4.01(b) of the Warrant Agreement is hereby amended in its entirety to read as follows:

“Rhône Capital III shall be entitled to request, in the aggregate, five Demand Registrations; provided that if at any time during the term of the Stockholders Agreement (i) the Company fails to

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nominate any Rhône Director (as defined in the Stockholders Agreement) or to vote any of its proxies in favor of any Rhône Director (as defined in the Stockholders Agreement) or (ii) the stockholders of the Company fail to elect any Rhône Director (as defined in the Stockholders Agreement), then Rhône Capital III shall be entitled to request, in the aggregate, seven Demand Registrations.”

4.	[RESERVED]

5.	REPRESENTATIONS AND WARRANTIES.

5.1 Representations and Warranties of the Company.  The Company hereby represents and warrants that:

(a) Existence, Power and Ownership.  It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b) Authorization.  It has the corporate power and authority to enter into this Agreement and to perform its obligations under, and consummate the transactions contemplated by, this Agreement and has by proper action duly authorized the execution and delivery of this Agreement.

(c) No Conflicts.  None of the execution and delivery of this Agreement by the Company, the consummation of the transactions contemplated herein or the performance of and compliance with the terms and provisions hereof will: (i) violate or conflict with any provision of the Certificate of Incorporation or the Bylaws; (ii) violate any law, regulation, order, writ, judgment, injunction, decree or permit applicable to it; (iii) violate or materially conflict with any contractual provisions of, or cause an event of default under, any material indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound; or (iv) result in or require the creation of any lien, security interest or other charge or encumbrance (other than those contemplated in or in connection with this Agreement) upon or with respect to its properties, except in the case of clauses (ii), (iii) and (iv), for such violations, conflicts, defaults, or liens, security interests or encumbrances that would not, individually or in the aggregate, result in a Material Adverse Effect.

(d) Consents.  Except as otherwise provided or contemplated by this Agreement, and subject to the accuracy of the representations and warranties of Rhône and the Initial Holders, no consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or other Person is required in connection with the execution, delivery or performance of this Agreement.

(e) Enforceable Obligations.  This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the Initial Holders and Rhône, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

5.2 Representations and Warranties of Rhône, Rhône Capital and each of the Initial Holders.  Rhône and each of the Initial Holders, severally and not jointly, hereby represents and warrants that:

(a) Authorization.  Rhône and each of the Initial Holders has the corporate, limited partnership or limited liability company, as the case may be, power and authority to enter into this Agreement and to perform its obligations under, and consummate the transactions contemplated by, this Agreement and has by proper action duly authorized the execution and delivery of this Agreement.

(b) Enforceable Obligations.  This Agreement has been duly executed and delivered by Rhône and each of the Initial Holders and assuming due authorization, execution and delivery hereof by the Company, this Agreement constitutes a legal, valid and binding obligation of Rhône and each of the Initial Holders, enforceable in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

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(c) Investment Intent.  Each Initial Holder acknowledges that the Exchange Stock will not have been, at the time of issuance, registered under the Securities Act or under any state securities laws. Each Initial Holder (i) is acquiring the Exchange Stock pursuant to an exemption from registration under the Securities Act and solely for investment with no present intention to distribute any of the securities to any Person in violation of the Securities Act or any other applicable securities laws and (ii) will not sell or otherwise dispose of any of such Exchange Stock, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws.

(d) Accredited Investor Status.  (i) Each Initial Holder is an “accredited investor” as such term is defined in Rule 501(a) promulgated under the Securities Act whose knowledge and experience in financial and business matters are such that each Initial Holder is capable of evaluating the merits and risks of its investment in the shares of Exchange Stock and (ii)(A) each Initial Holder’s financial situation is such that each Initial Holder can afford to bear the economic risk of holding the shares of Exchange Stock for an indefinite period of time, (B) each Initial Holder can afford to suffer complete loss of its investment in shares of Exchange Stock, (C) the Company has made available to each Initial Holder all documents and information that each Initial Holder has requested relating to an investment in the Company and (D) each Initial Holder has had adequate opportunity to ask questions of, and receive answers from, the Company as well as the Company’s officers, employees, agents and other representatives concerning the Company’s business, operations, financial condition, assets, liabilities and all other matters relevant to each Initial Holder’s investment in the shares of Exchange Stock.

6.	COVENANTS.

6.1 Standstill.

(a) Except as provided in Section 6.1(b), and subject to Section 6.1(c), during the Standstill Period, none of Rhône or its Affiliates (including, for the avoidance of doubt, the Initial Holders) shall, without the prior written consent of the Board (excluding the Rhône Directors), directly or indirectly:

(i) effect or seek, offer or propose (whether publicly or otherwise) to effect or announce any intention to effect or cause or participate in, (A) any acquisition of Common Stock or Common Stock Equivalents if, as a result of any such acquisition, any of Rhône or its Affiliates (including, for the avoidance of doubt, the Initial Holders), individually or as part of a “group” (within the meaning of Section 13(d) of the Exchange Act), would become the beneficial owner (as defined in Rule 13(d) of the Exchange Act, except that the applicable Person(s) or group shall be deemed to have “beneficial ownership” of all shares that such Person(s) or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), of more than 34.99% of the total voting power of the Voting Stock, (B) any tender or exchange offer or merger involving the Company or (C) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC) or written consents with respect to any Voting Stock of the Company, in each case in order to elect directors to the Board (other than any solicitation of proxies to elect any Rhône Director who has not been nominated by the Board and/or elected by the stockholders of the Company), or

(ii) join, form or participate in any “group” (within the meaning of Section 13(d) of the Exchange Act), if such group would, as a result, become the beneficial owner (as defined in Rule 13(d) of the Exchange Act, except that such group shall be deemed to have “beneficial ownership” of all shares that such group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), of more than 34.99% of the total voting power of the Voting Stock.

(b) Section 6.1(a) shall not prevent any direct or indirect acquisition (or participation in a “group” consisting solely of Rhône and any of its Affiliates with resulting beneficial ownership of more than 34.99% of the total voting power of the Voting Stock (determined in accordance with Section 6.1(a)(ii)) by Rhône or any of its Affiliates during the Standstill Period of (i) the Exchange Stock, (ii) the shares of Common Stock or Series A Preferred Stock issuable or issued upon the exercise of the Warrants or in connection with the exercise of any preemptive rights under Section 5.6 of the Warrant Agreement, (iii) any Qualifying Employee

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Stock issued to the Rhône Directors or (iv) any Common Stock or Common Stock Equivalents acquired pursuant to a Permitted Transaction.

(c) If at any time during the term of this Agreement (i) the Company fails to nominate any Rhône Director or to vote any of its proxies in favor of any Rhône Director, (ii) the stockholders of the Company fail to elect any Rhône Director, (iii) a “change in control”, “change of control” or similar concept shall have occurred under any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their properties may be bound (other than as a result of Rhône breaching its obligations under Section 6.1(a)) or (iv) Rhône and its Affiliates (including, for the avoidance of doubt, the Initial Holders), individually or as part of a “group” (within the meaning of Section 13(d) of the Exchange Act), are the beneficial owner (as defined in Rule 13(d) of the Exchange Act, except that the applicable Person(s) or group shall be deemed to have “beneficial ownership” of all shares that such Person(s) or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of less than 20% of the outstanding Common Stock of the Company on a fully-diluted basis, then the restrictions set forth in Section 6.1(a) shall permanently terminate.

6.2 Board Representation.

(a) Subject to Section 6.2(c) and Section 6.2(e), in connection with each meeting of stockholders at which directors are to be elected to serve on the Board, the Company shall take all necessary steps to nominate each Rhône Director (or such alternative persons who are proposed by the Appointing Funds and notified to the Company on or prior to any date set forth in the Company’s constituent documents or applicable law for stockholder nominees) and to use its reasonable best efforts to cause the Board unanimously to recommend that the stockholders of the Company vote in favor of each Rhône Director for election to the Board. If, for any reason, a candidate designated as a Rhône Director is determined to be unqualified to serve on the Board, the Appointing Fund shall have the right to designate an alternative Rhône Director to be so nominated.

(b) Each elected Rhône Director will hold his or her office as a director of the Company for such term as is provided in the Company’s constituent documents or until his or her death, resignation or removal from the Board or until his or her successor has been duly elected and qualified in accordance with the provisions of this Agreement, the Company’s constituent documents and applicable law. If any Rhône Director ceases to serve as a director of the Company for any reason during his or her term, the Company will use its reasonable best efforts to cause the Board to fill the vacancy created thereby with a replacement designated by the applicable Appointing Fund.

(c) The Appointing Funds shall each have the right to designate a Rhône Director pursuant to Section 6.2(a) until such time as the Initial Holders have sold 33 1/3% of the Exchange Stock to any Person or Persons other than Affiliates of Rhône or other Initial Holders. Thereafter, Triton Onshore SPV L.P. shall have the right to designate one Rhône Director pursuant to Section 6.2(a) until such time as the Initial Holders have sold 66 2/3% of the Exchange Stock to any Person or Persons other than Affiliates of Rhône or other Initial Holders. Thereafter, the right of Triton Onshore SPV L.P. to designate a Rhône Director hereunder shall terminate.

(d) The Company shall provide the same compensation and rights and benefits of indemnity to the Rhône Directors as are provided to other non-employee directors.

(e) Nothing in this Section 6.2 shall prevent the Board from acting in accordance with its fiduciary duties or applicable law or from acting in good faith in accordance with its constituent documents, while giving due consideration to the intent of this Agreement. The Board shall have no obligation to appoint or nominate any Rhône Director upon written notice that such appointment or nomination would violate applicable law or result in a breach by the Board of its fiduciary duties to its stockholders; provided, however, that the foregoing shall not affect the right of the Appointing Funds to designate an alternate Rhône Director.

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(f) For so long as any directors designated by the Appointing Funds (or an Affiliate of an Appointing Fund) pursuant to Section 9.4 of the Warrant Agreement have been appointed to, and serve on, the Board, then such directors shall be considered “Rhône Directors” for purposes of this Agreement.

6.3 Financial Statements.  For so long as Rhône and any of its Affiliates collectively own at least 8,333,334 shares of the Exchange Stock, the Company shall deliver to Rhône (for distribution to each Holder):

(a) within ninety (90) days after the end of each Fiscal Year of the Company, a Consolidated balance sheet of the Company and its Subsidiaries as at the end of such Fiscal Year, and the related Consolidated statements of income or operations and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all prepared in accordance with GAAP, such Consolidated statements to be audited and accompanied by a report and opinion of a registered public accounting firm of nationally recognized standing or otherwise reasonably acceptable to Rhône, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

(b) within forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Company, a Consolidated balance sheet of the Company and its Subsidiaries as at the end of such Fiscal Quarter, and the related Consolidated statements of income or operations and cash flows for such Fiscal Quarter and for the portion of the Company’s Fiscal Year then ended, setting forth in each case in comparative form the figures for (i) such period set forth in the projections delivered pursuant to Section 6.3(d) hereof (if applicable), (ii) the corresponding Fiscal Quarter of the previous Fiscal Year and (iii) the corresponding portion of the previous Fiscal Year, such Consolidated statements to be certified by a responsible officer of the Company as fairly presenting the financial condition, results of operations and cash flows of the Company and its Subsidiaries as of the end of such Fiscal Quarter in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(c) within thirty (30) days after the end of each of the first two Fiscal Months of each Fiscal Quarter of the Company, a financial report for the immediately preceding Fiscal Month in a format reasonably satisfactory to Rhône;

(d) no later than within thirty (30) days prior to the end of each Fiscal Year, a copy of the approved annual budget of the Company and its Subsidiaries for the immediately following Fiscal Year; and

(e) (i) copies of any reports and other written information delivered to the administrative agent under the ABL Credit Agreement and any agent under the French Credit Agreement and (ii) upon the request of Rhône, copies of any reports and other written information delivered to the lenders or their respective agents under the credit facilities of certain Subsidiaries of the Company organized in Japan and Australia.

6.4 Rule 144 Reporting.  With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Exchange Stock to the public without registration, the Company agrees, so long as it is subject to the periodic reporting requirements of the Exchange Act, to use commercially reasonable efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144(c)(1) or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of this Agreement;

(b) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

(c) so long as Rhône and any of its Affiliates collectively own at least 8,333,334 shares of the Exchange Stock, furnish to such Holders forthwith upon request: (i) in the event the Company is no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act and of the Exchange Act; (ii) in the event the Company is subject to the reporting

9

requirements of Section 13 or 15(d) of the Exchange Act, a copy of the most recent annual or quarterly report of the Company; and (iii) such other reports and documents as the Holders may reasonably request in availing themselves of any rule or regulation of the SEC allowing them to sell any such securities without registration.

6.5 Preemptive Rights.  So long as Rhône and any of its Affiliates collectively own at least 8,333,334 shares of the Exchange Stock, upon any issuance for cash of any shares of Common Stock, rights or options to acquire Common Stock or securities convertible or exchangeable into Common Stock for cash, any Initial Holder or any of their Affiliates shall have additional subscription rights allowing such Initial Holder or Affiliate to maintain its proportionate ownership interest in the Company based on the ratio of (i) the Exchange Stock issued to or transferred to, and owned by, such Initial Holder or Affiliate (which, for this purpose, shall be calculated taking into account any Exchange Stock subsequently transferred to such Initial Holder or Affiliate by another Initial Holder or Affiliate) and (ii) the number of shares of Common Stock outstanding immediately prior to such issuance, without giving effect to any Warrants or the shares of Common Stock held by the Initial Holders or any of their Affiliates. The foregoing shall not apply to any issuance of Excluded Securities. For the avoidance of doubt, notwithstanding this Section 6.5, the preemptive rights set forth in Section 5.6 of the Warrant Agreement shall remain in effect.

6.6 Consent Upon Certain Issuances.  So long as Rhône and any of its Affiliates collectively own at least 8,333,334 shares of the Exchange Stock, the Company shall not, without the prior written consent of Rhône in its sole discretion, issue shares of Common Stock (other than (i) issuances of Excluded Securities or (ii) issuances of Common Stock that are contemporaneously being sold pursuant to a bona fide underwritten public offering), at a price less than the lesser of (A) $4.50 per share of Common Stock and (B) the fair market value of the Common Stock.

6.7 Affiliate Transactions.  So long as Rhône and any of its Affiliates collectively own at least 8,333,334 shares of the Exchange Stock, any issuance by the Company of any shares of Common Stock to, or repurchase by the Company of any shares of Common Stock from, any Affiliate, other than Excluded Securities, shall be on terms no less favorable to the Company than those obtainable by a party who is not an Affiliate.

7.	MISCELLANEOUS.

7.1 Agent.  The Holders appoint Rhône as their agent and authorize Rhône to bind, and take all actions in connection with this Agreement on behalf of, the Holders, including agreeing to amendments of this Agreement pursuant to Section 7.7 herein. The Company shall be entitled to rely on direction by Rhône on behalf of any Holder for all purposes hereunder.

7.2 Removal of Legends.  In the event (i) the Exchange Stock is registered under the Securities Act or (ii) the Company is presented with an opinion of counsel reasonably satisfactory to the Company that transfers of the Exchange Stock do not require registration under the Securities Act, the Company shall direct its transfer agent, and the transfer agent shall, upon surrender by a Holder of its certificates evidencing such Exchange Stock, exchange such certificates for certificates without the legends referred to in Section 2.2(e).

7.3 Notices.  Any notice, demand or delivery to the Company or Rhône authorized by this Agreement shall be sufficiently given or made when mailed if sent by first-class mail, postage prepaid, addressed to the Company or Rhône, as applicable, as follows:

If to the Company:

Quiksilver, Inc.
15202 Graham St.
Huntington Beach, CA 92649
Fax: (734) 477-1370
Attention: General Counsel

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With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue
Los Angeles, CA 90071-3144
Fax: (213) 621-5493
Attention: Brian J. McCarthy and K. Kristine Dunn

If to Rhône:

Rhône Capital III L.P.
630 Fifth Avenue, 27th Floor
New York, NY 10111
Fax: (212) 218-6789
Attention: Baudoin Lorans and M. Allison Steiner

With a copy to:

Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004-2498
Fax: (212) 291-9116
Attention: Richard A. Pollack

or such other address as shall have been furnished to the party giving or making such notice, demand or delivery.

Any notice required to be given by the Company to the Holders pursuant to this Agreement shall be made by mailing by registered mail, return receipt requested, to the Holders at their respective addresses shown on the register of the Company or, if any such Holder is an Initial Holder, to its respective address shown on Schedule I attached hereto. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given when mailed, whether or not the Holder receives the notice.

7.4 Applicable Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.

7.5 Persons Benefiting.  This Agreement shall be binding upon and inure to the benefit of the Company and Rhône, and their successors, assigns, beneficiaries, executors and administrators, and the Holders from time to time. Nothing in this Agreement is intended or shall be construed to confer upon any Person, other than the Company, Rhône and the Holders, any right, remedy or claim under or by reason of this Agreement or any part hereof.

7.6 Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

7.7 Amendments.

(a) Neither this Agreement nor any provisions hereof shall be waived, modified, changed, discharged or terminated other than in accordance with Section 7.7(b).

(b) With the consent of Rhône, the Company may from time to time (i) supplement or amend this Agreement to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions with regard to matters or questions arising hereunder and (ii) modify the Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of the Holders hereunder.

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7.8 Headings.  The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience and shall not control or affect the meaning or construction of any of the provisions hereof.

7.9 Entire Agreement.  This Agreement and the other agreements referred to herein constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

7.10 Limitation of Liability.  No party to this Agreement shall be liable to any other party for any consequential, indirect, special or incidental damages under any provision of this Agreement or for any consequential, indirect, penal, special or incidental damages arising out of any act or failure to act hereunder even if that party has been advised of or has foreseen the possibility of such damages.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

QUIKSILVER, INC.

By:
Name:
Title:

ROMOLO HOLDINGS C.V.

By:
Name:
Title:

TRITON SPV L.P.

By:
Name:
Title:

TRITON ONSHORE SPV L.P.

By:
Name:
Title:

TRITON OFFSHORE SPV L.P.

By:
Name:
Title:

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TRITON COINVESTMENT SPV L.P.

By:
Name:
Title:

RHÔNE CAPITAL III L.P.

By:
Name:
Title:

[Signature Page to Stockholder Agreement]

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Schedule I

Notice Addresses of Initial Holders

Romolo Holdings C.V.
c/o Numitor Governance S.à r.l.
c/o Rhône Group L.L.C.
630 5th Avenue, 27th Floor
New York, NY 10111

Triton SPV L.P.
c/o Triton GP SPV LLC
c/o Rhône Capital III L.P.
630 5th Avenue, 27th Floor
New York, NY 10111

Triton Onshore SPV L.P.
c/o Triton GP SPV LLC
c/o Rhône Capital III L.P.
630 5th Avenue, 27th Floor
New York, NY 10111

Triton Offshore SPV L.P.
c/o Triton GP SPV LLC
c/o Rhône Capital III L.P.
630 5th Avenue, 27th Floor
New York, NY 10111

Triton Coinvestment SPV L.P.
c/o Triton GP SPV LLC
c/o Rhône Capital III L.P.
630 5th Avenue, 27th Floor
New York, NY 10111

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QUIKSILVER, INC.

15202 GRAHAM STREET
HUNTINGTON BEACH, CA 92649

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert B. McKnight, Jr. and Charles S. Exon as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of common stock of Quiksilver, Inc. held of record by the undersigned on July 8, 2010, at the Special Meeting of Stockholders to be held on August 6, 2010 and at any adjournment or postponement of such meeting.

(Continued and to be signed on the reverse side.)

QUIKSILVER, INC.
August 6, 2010
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at – http://www.quiksilverinc.com/investor_financialsec.aspx
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
Please detach along perforated line and mail in the envelope provided.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2
1. Approval of issuance of common stock pursuant to the Initial Exchange and potential issuances of common stock pursuant to the Optional Exchange and pursuant to the preemptive right provisions of the Stockholders Agreement and of the Warrant Agreement
☐ FOR                      ☐ AGAINST                      ☐ ABSTAIN
2. To transact such other business that may properly be presented before the Special Meeting and any adjournments or postponements of the Special Meeting, including, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposals or a quorum is not present at the time of the Special Meeting
☐ FOR                      ☐ AGAINST                      ☐ ABSTAIN

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. IN THEIR DISCRETION, THE NAMED PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING. AT THE TIME OF PREPARATION OF THE PROXY STATEMENT, THE BOARD OF DIRECTORS KNOWS OF NO BUSINESS TO COME BEFORE THE MEETING OTHER THAN THAT REFERRED TO IN THE PROXY STATEMENT.
All other proxies heretofore given by the undersigned to vote shares of stock of Quiksilver, Inc., which the undersigned would be entitled to vote if personally present at the Special Meeting or any adjournment or postponement thereof, are hereby expressly revoked.

Signature of Stockholder                                                Date:

Signature of Stockholder                                                Date:

       Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If a signer is a partnership, please sign in partnership name by authorized person.